UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
___________________

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Texas Instruments Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 25, 2024

Dear Stockholder:
You are cordially invited to attend the 2024 annual meeting of stockholders on Thursday, April 25, 2024, in the auditorium on our property at 12500 TI Boulevard, Dallas, Texas, at 8:30 a.m. (Central time). If you plan to attend the annual meeting, please see “Attendance and instructions for the annual meeting.” At the meeting we will consider and act upon the following matters:
•the election of directors for the next year,
•approval of the Texas Instruments 2024 Long-Term Incentive Plan,
•advisory approval of the company’s executive compensation,
•ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2024,
•two stockholder proposals, if properly presented, and
•such other matters as may properly come before the meeting.
Stockholders of record at the close of business on February 28, 2024, are entitled to vote at the annual meeting.
We urge you to vote your shares as promptly as possible by (i) accessing the voting website, (ii) calling the toll-free number or (iii) signing, dating and mailing the enclosed proxy.

Sincerely,

Cynthia Hoff Trochu Senior Vice President, Secretary and General Counsel
Dallas, Texas March 12, 2024

2024 PROXY STATEMENT • PAGE 1

2024 PROXY STATEMENT • PAGE 2

PROXY STATEMENT – MARCH 12, 2024
EXECUTIVE OFFICES
12500 TI BOULEVARD, DALLAS, TX 75243
MAILING ADDRESS: P.O. BOX 660199, MS 8658, DALLAS, TX 75266-0199
Voting procedures, quorum and attendance requirements
TI’s board of directors requests your proxy for the annual meeting of stockholders on April 25, 2024. If you sign and return the enclosed proxy or vote by telephone or on the internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes mentioned in the notice of annual meeting. This proxy statement and related proxy are being distributed on or about March 12, 2024. If you come to the meeting, you can vote in person. If you do not come to the meeting, your shares can be voted only if you have returned a properly signed proxy or followed the telephone or internet voting instructions, which can be found on the enclosed proxy. If you sign and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors. You can revoke your authorization at any time before the shares are voted at the meeting.
A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the shares of TI common stock issued and outstanding and entitled to vote are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes occur when a beneficial owner who holds company stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction.
2024 PROXY STATEMENT • PAGE 3

Shown below is a list of the matters to be considered at the meeting (each of which is discussed elsewhere in this proxy statement) and the vote required for election or approval, as the case may be.

Matter	Required Vote for Election or Approval	Impact of Abstentions or Broker Non-Votes
Election of directors.	Majority of votes present in person or by proxy at the meeting and entitled to be cast in the election with respect to a nominee must be cast for that nominee.	Abstentions have the same effect as votes against. Broker non-votes are not counted as votes for or against.
Proposal to approve the Texas Instruments 2024 Long-Term Incentive Plan.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Advisory vote to approve named executive officer compensation.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Proposal to ratify appointment of independent registered public accounting firm.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.

Abstentions have the same effect as votes against. (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)

Stockholder proposal to permit a combined 15% of stockholders to call a special meeting.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Stockholder proposal to report on due diligence efforts to identify risks associated with product misuse.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Any other matter that may properly be submitted at the meeting.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Attendance and instructions for the annual meeting
Attendance at the annual meeting is limited to stockholders or their legal proxy holders. Attendees should park at the South Lobby, where reserved parking will be available. Each attendee must present a government-issued photo ID, such as a driver's license or passport, and an advance registration form to gain access. You may be denied entrance if the required identification and registration form are not presented. All attendees will be required to comply with TI’s then-current site visitor policy, which will be posted on our Investor Relations website on or before April 22, 2024. Be advised that TI’s security policy forbids weapons, cameras and audio/visual recording devices inside TI buildings. All bags will be subject to search upon entry into the building.
If you plan to attend the annual meeting in person, you must print your own advance registration form and bring it to the meeting. Advance registration forms can be printed by clicking on the “Register for Meeting” button found at www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included in your notice, proxy card or voting instruction form. You must request your advance registration form by April 24, 2024, at 11:59 p.m. (Eastern time). If you are unable to print your advance registration form, please call Stockholder Meeting Registration Phone Support (toll-free) at 1-844-318-0137 or 1-925-331-6070 (international toll) for assistance.
2024 PROXY STATEMENT • PAGE 4

Guest advance registration forms are not available. Exceptions may be granted to stockholders who require a companion in order to facilitate their own attendance (for example, due to a physical disability) by contacting Investor Relations.
Additionally, if you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.
Corporate governance and board of directors
Election of directors
Directors are elected at the annual meeting to hold office until the next annual meeting and until their successors are elected and qualified. The board of directors has designated the following persons as nominees: Mark A. Blinn, Todd M. Bluedorn, Janet F. Clark, Carrie S. Cox, Martin S. Craighead, Reginald DesRoches, Curtis C. Farmer, Jean M. Hobby, Haviv Ilan, Ronald Kirk, Pamela H. Patsley, Robert E. Sanchez and Richard K. Templeton.
If you return a proxy that is not otherwise marked, your shares will be voted FOR each of the nominees.
Director nominees, qualifications and experience
All of the nominees for directorship will be directors of the company at the time of the annual meeting. If any nominee becomes unable to serve before the meeting, the persons named as proxies may vote for a substitute, or the number of directors will be reduced accordingly.
2024 PROXY STATEMENT • PAGE 5

Summary
This table provides a summary view of the qualifications, experience and demographics of each director nominee as of the proxy statement filing date.

Qualifications and Experience	Mark A. Blinn	Todd M. Bluedorn	Janet F. Clark	Carrie S. Cox	Martin S. Craighead	Reginald DesRoches	Curtis C. Farmer	Jean M. Hobby	Haviv Ilan	Ronald Kirk	Pamela H. Patsley	Robert E. Sanchez	Richard K. Templeton
Independence	•	•	•	•	•	•	•	•		•	•	•
Multinational experience	•	•	•	•	•		•	•	•	•	•	•	•
Executive leadership (public or private)	•	•	•	•	•	•	•	•	•	•	•	•	•
Technology, research and development	•	•	•	•	•	•	•	•	•		•	•	•
Manufacturing	•	•		•	•				•				•
End-market knowledge	•	•	•	•	•			•	•	•		•	•
Regulatory, public policy or legal	•			•			•	•		•	•
Other public board service	•	•	•	•	•	•	•	•		•	•	•
Financial acumen	•	•	•	•	•	•	•	•	•	•	•	•	•
Auditing/Accounting	•		•					•			•	•
Sustainability	•	•	•	•	•	•	•		•	•		•	•

Demographic Background
Tenure (years)	11	7	9	20	6	*	1	8	2	11	20	13	21
Age (years)	62	60	69	66	64	56	61	63	55	69	67	58	65
Gender	M	M	F	F	M	M	M	F	M	M	F	M	M
Race/Ethnicity **	W	W	W	W	W	B	W	W	W	B	W	H	W
*    Elected to the board effective March 1, 2024
**    B = Black/African American; W = White; H = Hispanic/Latino

The board prefers a mix of background and experience among its members. The board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the company. The board actively seeks women and minority candidates for the pool from which board candidates are chosen. Maintaining a balance of tenure among the directors is also part of the board’s consideration. Longer-serving directors bring valuable experience with the company and familiarity with the strategic and operational challenges it has faced over the years, while newer directors bring fresh perspectives and ideas. To help maintain this balance, the company has a mandatory retirement policy, pursuant to which directors cannot stand for election after reaching age 75. The effectiveness of the board’s approach to board composition decisions is evidenced by the directors’ participation in the insightful and robust, yet respectful, deliberation that occurs at board and committee meetings, and in shaping the agendas for those meetings.
Nominee criteria
In evaluating prospective nominees and as stated in our corporate governance guidelines, the Governance and Stockholder Relations (GSR) committee considers the following criteria:
•Outstanding achievement in the individual’s personal career.
•Relevant commercial expertise.
•International operations experience.
•Financial acumen.
•Government experience.
2024 PROXY STATEMENT • PAGE 6

•Standards of integrity and soundness of judgment.
•Ability to make independent, analytical inquiries.
•Ability to represent the total corporate interests of TI (a director will not be selected to, nor be expected to, represent the interests of any particular group).
•Board diversity (viewpoints, gender, ethnicity).
•Willingness and ability to devote the time required to perform board activities adequately. Directors should not serve on the boards of more than four other public companies.
Nominee assessment
As it considered director nominees for the 2024 annual meeting, the board kept in mind that the most important issues it considers typically relate to the company’s strategic direction; succession planning for senior executive positions; the company’s financial performance; the challenges of running a large, complex enterprise, including the management of its risks; major acquisitions and divestitures; and significant research and development (R&D) and capital investment decisions. These issues arise in the context of the company’s operations, which primarily involve the manufacture and sale of semiconductors all over the world into industrial, automotive, personal electronics, communications equipment and enterprise systems markets.
As described below, each of our director nominees has achieved an extremely high level of success in his or her career, whether at multibillion dollar, multinational corporate enterprises, large academic institutions or significant governmental organizations. In these positions, each has been directly involved in the challenges relating to setting the strategic direction and managing the financial performance, personnel and processes of large, complex organizations, which includes key sustainability matters. Each has had exposure to effective leaders and has developed the ability to judge leadership qualities. Ten of the director nominees have experience in serving on the board of directors of at least one other major corporation, and one has served in high political office, all of which provides additional relevant experience on which each nominee can draw.
In concluding that each nominee should serve as a director, the board relied on the specific experiences and attributes listed below and on the direct personal knowledge (except as to Dr. DesRoches who joined the board on March 1, 2024), born of previous service on the board, that each of the nominees brings insight to board deliberations as well as a willingness to ask challenging questions.
All nominees for directorship are currently directors of the company, including Dr. DesRoches, who was elected to the board effective March 1, 2024. He is the only director nominee at the 2024 annual meeting of stockholders who is standing for election by the stockholders for the first time. A search firm retained by the company to assist the GSR Committee in identifying and evaluating potential nominees initially identified Dr. DesRoches as a potential director candidate. The search firm conducted research to identify a number of potential candidates, based on qualifications and skills the GSR Committee determined that candidates should possess. It then conducted further research on the candidates in whom the GSR Committee had the most interest. Following this process, Dr. DesRoches was unanimously elected to the company’s board of directors.
The board believes its current size is within the desired range as stated in the board’s corporate governance guidelines.
2024 PROXY STATEMENT • PAGE 7

Director nominees
Mark Blinn
Former chief executive officer of Flowserve Corporation

Career highlights
Mr. Blinn served in various positions at Flowserve, including as chief executive officer and president from 2009 to 2017 and chief financial officer from 2004 to 2009. Prior to Flowserve, Mr. Blinn held senior finance positions at several companies, including FedEx Kinko's Office and Print Services, Inc. and Centex Corporation. As an attorney, he represented financial institutions, foreign corporations and insurance companies.

Key skills and experience
•Management responsibility of a large, multinational manufacturer operating in industrial markets
•Responsibility for significant capital and R&D investments
•Keen appreciation for audit and financial control matters
Other current public company directorships
•Emerson Electric Co.
•Globe Life Inc.
•Leggett & Platt, Incorporated
Other public company directorships in the last five years
•Kraton Corporation

Todd Bluedorn
Former chairman and chief executive officer of Lennox International Inc.

Career highlights
Mr. Bluedorn served as vice chair of Madison Industries from 2022 to 2023. Prior to Madison Industries, he served as chief executive officer of Lennox International from 2007 to 2022 and chairman of the board from 2012 to 2022. Prior to that, Mr. Bluedorn held several senior management positions at United Technologies Corporation, including leading Otis Elevator — North & South America.

Key skills and experience
•Management responsibility of a large, multinational manufacturer operating in industrial markets
•Responsibility for significant capital and R&D investments
Other current public company directorships
•Samsara Inc.
Other public company directorships in the last five years
•Eaton Corporation plc
•Lennox International Inc.

Janet Clark
Former chief financial officer of Marathon Oil Corporation

Career highlights
Ms. Clark was chief financial officer and executive vice president of Marathon Oil Corporation from 2007 to 2013 and senior vice president and chief financial officer from 2004 to 2007. Prior to Marathon, she served as chief financial officer of Nuevo Energy Company and Santa Fe Snyder Corporation. Ms. Clark has served as a director of Dell Inc. and Exterran Holdings, Inc. She also serves as a director of environmental nonprofit Resources for the Future.

Key skills and experience
•Keen appreciation for audit and financial control matters
•Oversight of large multinational companies, including one in the technology industry
Other current public company directorships
•EOG Resources, Inc.
Other public company directorships in the last five years
•None

2024 PROXY STATEMENT • PAGE 8

Carrie Cox
Former chairman and chief executive officer of Humacyte, Inc.

Career highlights
Ms. Cox was the executive chair of Humacyte, Inc. from 2018 to 2019, where she was also chairman and chief executive officer from 2010 to 2018. Prior to Humacyte, Ms. Cox held several senior management positions in the medical industry, including leading the global pharmaceuticals business at Schering-Plough Corporation and the global prescription business at Pharmacia Corporation.

Key skills and experience
•Management responsibility of a large multinational company operating in a regulated industry
•Responsibility for significant capital and R&D investments
Other current public company directorships
•Organon & Co.
•Cartesian Therapeutics, Inc. (f/k/a Selecta Biosciences, Inc.)
Other public company directorships in the last five years
•Array BioPharma Inc.
•Cardinal Health, Inc.
•Celgene Corporation
•electroCore, Inc.

Martin Craighead
Former chairman and chief executive officer of Baker Hughes Inc.

Career highlights
At Baker Hughes Inc., Mr. Craighead served as chief executive officer from 2012 to 2017 and chairman of the board from 2013 until the company merged with GE in 2017. He then served as vice chair of Baker Hughes, a GE company, until 2019. Prior to leading the company, Mr. Craighead held several senior management roles at Baker Hughes, including as chief operating officer.

Key skills and experience
•Management responsibility of a large, multinational company operating in industrial markets
•Responsibility for significant capital and R&D investments
Other current public company directorships
•Emerson Electric Co.
Other public company directorships in the last five years
•Ecovyst Inc.

Reginald DesRoches
President of Rice University

Career highlights
Dr. DesRoches has been the president of Rice University since 2022 and a professor of engineering since 2017. Prior to his role as president, he served as Rice’s Howard Hughes Provost from 2020 to 2022 and the William and Stephanie Sick Dean of Engineering from 2017 to 2020. Dr. DesRoches previously served as the chair of the School of Civil and Environmental Engineering at Georgia Tech.

Key skills and experience
•Management responsibility of a large, internationally recognized research university
•Responsibility for significant capital and R&D investments
•Keen appreciation for technology matters
Other current public company directorships
•Brandywine Realty Trust
Other public company directorships in the last five years
•None

2024 PROXY STATEMENT • PAGE 9

Curtis Farmer
Chairman, president and chief executive officer of Comerica Incorporated

Career highlights
At Comerica, Mr. Farmer has served as chief executive officer since 2019, chairman since 2020 and president since 2015. Prior to those roles, he was executive vice president from 2008 to 2011, then vice chairman from 2011 to 2015. Mr. Farmer has also held senior leadership positions at Wachovia Corporation.

Key skills and experience
•Management responsibility of a large financial institution
•Responsibility for significant capital and R&D investment
Other current public company directorships
•Comerica Incorporated
Other public company directorships in the last five years
•None

Jean Hobby
Retired partner of PricewaterhouseCoopers LLP

Career highlights
Ms. Hobby was global strategy officer of PricewaterhouseCoopers from 2013 to 2015. Prior to that, she held several senior management positions at the firm, including as technology, media and telecom sector leader and chief financial officer.

Key skills and experience
•Extensive audit knowledge and keen appreciation for audit, financial control and technology matters
•Management responsibility at a large, multinational company
•Strategic planning expertise
Other current public company directorships
•Hewlett Packard Enterprise Company
•Integer Holdings Corporation
Other public company directorships in the last five years
•None

Haviv Ilan
President and chief executive officer of Texas Instruments Incorporated

Career highlights
Mr. Ilan has been an employee of the company for over 20 years, serving since 2014 at a senior level at the company, including as director since 2021. From 2020 to 2023, Mr. Ilan served as executive vice president and chief operating officer, responsible for leading TI's business and sales organizations, technology and manufacturing operations and information technology services. In 2023, Mr. Ilan assumed the role of president and chief executive officer.

Key skills and experience
•Management responsibility for the company's operations
•Knowledge of the company and the semiconductor industry
•Responsibility for significant capital investments
Other current public company directorships
•None
Other public company directorships in the last five years
•None

2024 PROXY STATEMENT • PAGE 10

Ronald Kirk
Senior of counsel at Gibson, Dunn & Crutcher LLP

Career highlights
Mr. Kirk has been senior of counsel at Gibson, Dunn & Crutcher since 2013 and co-chairs the international trade and ESG practice groups. He served as the U.S. Trade Representative from 2009 to 2013, where he focused on the development and enforcement of U.S. intellectual property law. Mr. Kirk has been a director of Brinker International, Inc. and Dean Foods Company.

Key skills and experience
•Management responsibility of a large, complex organization operating internationally
•Keen insight into issues bearing on global economic activity and international trade policies
Other current public company directorships
•Mister Car Wash, Inc.
Other public company directorships in the last five years
•AMF Hawaii Investments, LLC (f/k/a Macquarie Infrastructure Holdings, LLC)

Pamela Patsley
Former chairman and chief executive officer of MoneyGram International, Inc.

Career highlights
At MoneyGram, Ms. Patsley
was chair and chief executive officer from 2009 to 2015, then executive chair until 2018. Prior to that, she was senior executive vice president at First Data Corporation and chief executive officer of Paymentech, Inc. She also served as chief financial officer of First USA, Inc. and began her career as an auditor.

Key skills and experience
•Management responsibility of a large, multinational company
•Keen appreciation for audit, financial control and technology matters
Other current public company directorships
•Hilton Grand Vacations Inc.
•Keurig Dr Pepper Inc.
•Payoneer Global Inc.
Other public company directorships in the last five years
•ACI Worldwide, Inc.

Robert Sanchez
Chairman and chief executive officer of Ryder System, Inc.

Career highlights
Mr. Sanchez has been chairman and executive officer of Ryder since 2013. During his career at Ryder, Mr. Sanchez has served as president, chief operating officer, chief information officer and chief financial officer. He has also had a broad range of leadership roles in Ryder’s business segments, including as president of its Global Fleet Management Solutions business.

Key skills and experience
•Management responsibility of a large, multinational transportation and logistics company
•Responsibility for significant capital investments
•Keen appreciation for technology matters
Other current public company directorships
•Ryder System, Inc.
Other public company directorships in the last five years
•None

2024 PROXY STATEMENT • PAGE 11

Rich Templeton
Chairman of Texas Instruments Incorporated

Career highlights
Mr. Templeton is a 40-year veteran of the semiconductor industry, serving 29 years at a senior level at the company. He has been the company’s chairman since 2008, and served as chief executive officer and president from 2004 to June 2018 and July 2018 to March 2023.

Key skills and experience
•Deep knowledge of all aspects of the company and the semiconductor industry
•Management responsibility of the company
•Responsibility for significant capital and R&D investments
Other current public company directorships
•None
Other public company directorships in the last five years
•None

Director nomination process
The board is responsible for approving nominees for election as directors. To assist in this task, the board has designated a standing committee, the GSR committee, that is responsible for reviewing and recommending nominees to the board. The GSR committee is comprised solely of independent directors as defined by the rules of The Nasdaq Stock Market LLC (Nasdaq) and the board’s corporate governance guidelines. Our board of directors has adopted a written charter for the GSR committee. It can be found on our website at www.ti.com/corporategovernance.
It is a long-standing policy of the board to consider prospective board nominees recommended by stockholders. A stockholder who wishes to recommend a prospective board nominee for the GSR committee’s consideration must write to the Secretary of the GSR committee, Texas Instruments Incorporated, P.O. Box 655936, MS 8658, Dallas, TX 75265-5936. The GSR committee will evaluate the stockholder’s prospective board nominee in the same manner as it evaluates other nominees.
Under the company’s by-laws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of the company’s outstanding common stock continuously for at least three years, may nominate and include in the company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the by-laws, which can be found on our website at www.ti.com/corporategovernance.
The company’s by-laws also allow stockholders to nominate directors without involving the GSR committee or including the nominee in the company’s proxy materials. To do so, stockholders must comply with the requirements set forth in the by-laws.
Communications with the board
Stockholders and others who wish to communicate with the board, a board committee or an individual director may write to them at P.O. Box 655936, MS 8658, Dallas, TX 75265-5936. All communications addressed to the board, a board committee or an individual director that are sent to this address will be shared with the addressee.
Corporate governance
The board has a long-standing commitment to responsible and effective corporate governance. We annually conduct extensive governance reviews and engage in investor outreach specific to governance, executive compensation and environmental and social matters.
The board’s corporate governance guidelines (which include the director independence standards), the charters of each of the board’s committees, TI’s “Living our Values: TI’s ambitions, values and code of conduct,” our code of ethics for our chief executive officer (CEO) and senior financial officers and our by-laws are available on our website
2024 PROXY STATEMENT • PAGE 12

at www.ti.com/corporategovernance. Stockholders may request copies of these documents free of charge by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations.
Annual meeting attendance
It is a policy of the board to encourage directors to attend the annual meeting of stockholders. Attendance allows for interaction between stockholders and board members. In 2023, all directors then in office and standing for re-election attended TI’s annual meeting of stockholders.
Director independence
The board has determined that each of our directors is independent, with the exception of Messrs. Templeton and Ilan. In connection with this determination, information was reviewed regarding directors’ business and charitable affiliations, directors’ immediate family members and their employers, and any transactions or arrangements between the company and such persons or entities. The board has adopted the following standards for determining independence.
A.In no event will a director be considered independent if:
1.He or she is a current partner of or is employed by the company’s independent auditors;
2.A family member of the director is (i) a current partner of the company’s independent auditors or (ii) currently employed by the company’s independent auditors and personally works on the company’s audit;
3.Within the current or preceding three fiscal years he or she was, and remains at the time of the determination, a partner in or a controlling shareholder, an executive officer or an employee of an organization that in the current year or any of the past three fiscal years (i) made payments to, or received payments from, the company for property or services, (ii) extended loans to or received loans from, the company, or (iii) received charitable contributions from the company in an amount or amounts which, in the aggregate in such fiscal year, exceeded the greater of $200,000 or 2% of the recipient’s consolidated gross revenues for that year (for purposes of this standard, “payments” excludes payments arising solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs); or
4.Within the current or preceding three fiscal years a family member of the director was, and remains at the time of the determination, a partner in or a controlling shareholder or an executive officer of an organization that in the current year or any of the past three fiscal years (i) made payments to, or received payments from, the company for property or services, (ii) extended loans to or received loans from the company, or (iii) received charitable contributions from the company in an amount or amounts which, in the aggregate in such fiscal year, exceeded the greater of $200,000 or 2% of the recipient’s consolidated gross revenues for that year (for purposes of this standard, “payments” excludes payments arising solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs).
B.In no event will a director be considered independent if, within the preceding three years:
1.He or she was employed by the company (except in the capacity of interim chairman of the board, chief executive officer or other executive officer, provided the interim employment did not last longer than one year);
2.He or she received more than $120,000 during any twelve-month period in compensation from the company (other than (i) compensation for board or board committee service, (ii) compensation received for former service lasting no longer than one year as an interim chairman of the board, chief executive officer or other executive officer and (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation);
3.A family member of the director was employed as an executive officer by the company;
4.A family member of the director received more than $120,000 during any twelve-month period in compensation from the company (excluding compensation as a non-executive officer employee of the company);
5.He or she was (but is no longer) a partner or employee of the company’s independent auditors and worked on the company’s audit within that time;
2024 PROXY STATEMENT • PAGE 13

6.A family member of the director was (but is no longer) a partner or employee of the company’s independent auditors and worked on the company’s audit within that time;
7.He or she was an executive officer of another entity at which any of the company’s current executive officers at any time during the past three years served on that entity’s compensation committee; or
8.A family member of the director was an executive officer of another entity at which any of the company’s current executive officers at any time during the past three years served on that entity’s compensation committee.
C.No member of the audit committee may accept directly or indirectly any consulting, advisory or other compensatory fee from the company, other than in his or her capacity as a member of the board or any board committee. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service). In addition, no member of the audit committee may be an affiliated person of the company except in his or her capacity as a director.
D.With respect to service on the compensation committee, the board will consider all factors that it deems relevant to determining whether a director has a relationship to the company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to:
1.The source of compensation of the director, including any consulting, advisory or compensatory fee paid by the company to the director; and
2.Whether the director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
E.For any other relationship, the determination of whether it would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities, and consequently whether the director involved is independent, will be made by directors who satisfy the independence criteria set forth in this section.
For purposes of these independence determinations, “company” and “family member” will have the same meaning as under Nasdaq rules.
2024 PROXY STATEMENT • PAGE 14

Board organization
Board and committee meetings
During 2023, the board held six meetings. The board has three standing committees described below. The standing committees of the board collectively held 18 meetings in 2023. Each director attended at least 90% of the board and relevant committee meetings combined. Overall attendance at board and committee meetings was approximately 99%.

Director	Audit Committee	Compensation Committee	Governance and Stockholder Relations Committee
Mark A. Blinn		•
Todd M. Bluedorn			Chair
Janet F. Clark	Chair
Carrie S. Cox		•
Martin S. Craighead		Chair
Reginald DesRoches *	•
Curtis C. Farmer	•
Jean M. Hobby	•
Haviv Ilan
Ronald Kirk		•
Pamela H. Patsley **			•
Robert E. Sanchez			•
Richard K. Templeton
*    Effective March 1, 2024
**    Lead director
Committees of the board
Audit committee
The audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All members of the audit committee are independent under Nasdaq rules and the board’s corporate governance guidelines. From April 22, 2021 to April 26, 2023, the committee members were Ms. Clark (chair), Ms. Hobby and Mr. Hsu, with Mr. Farmer joining the audit committee effective April 1, 2023. From April 27, 2023 to February 29, 2024, the committee members were Ms. Clark (chair), Mr. Farmer and Ms. Hobby. Since March 1, 2024, the committee members have been Ms. Clark (chair), Dr. DesRoches, Mr. Farmer and Ms. Hobby. The audit committee is generally responsible for:
•Reviewing:
◦The annual report of TI’s independent registered public accounting firm related to quality control.
◦TI’s annual and quarterly reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the board.
◦TI’s audit plans.
◦Before issuance, TI’s news releases regarding annual and interim financial results and discussing with management any related earnings guidance that may be provided to analysts and rating agencies.
◦Relationships between the independent registered public accounting firm and TI.
◦The adequacy of TI’s internal accounting controls and other factors affecting the integrity of TI’s financial reports, and discussing with management and with the independent registered public accounting firm.
◦TI’s risk assessment and risk management practices, including cybersecurity and environmental-related risks.
◦TI’s compliance and ethics program.
2024 PROXY STATEMENT • PAGE 15

◦A report of compliance of management and operating personnel with TI’s code of conduct, including TI’s conflict of interest policy.
◦TI’s non-employee-related insurance programs.
◦Changes, if any, in major accounting policies of the company.
◦Trends in accounting policy changes that are relevant to the company.
◦The company’s policy regarding investments and financial derivative products.
•Discussing TI’s audited financial statements with management and the independent registered public accounting firm, including a discussion with the firm regarding the matters required to be reviewed under applicable legal or regulatory requirements.
•Creating and periodically reviewing TI’s whistleblower policy.
•Appointing, compensating, retaining and overseeing TI’s independent registered public accounting firm.
The board has determined that all members of the audit committee are sufficiently proficient in reading and understanding fundamental financial statements, and three members meet the Nasdaq listing standard of financial sophistication. In addition, the board has designated Ms. Clark as the audit committee financial expert, as defined under the Securities and Exchange Commission’s rules.
The audit committee met seven times in 2023. The audit committee holds regularly scheduled meetings and reports its activities to the board. The audit committee also continued its long-standing practice of meeting directly with our internal audit staff to discuss the audit plan and to allow for direct interaction between audit committee members and our internal auditors.
Compensation committee
All members of the compensation committee are independent. From April 22, 2021 to April 26, 2023, the committee members were Ms. Patsley (chair), Mr. Blinn, Ms. Cox and Mr. Craighead. Since April 27, 2023, the committee members have been Mr. Craighead (chair), Mr. Blinn, Ms. Cox and Mr. Kirk. The compensation committee is generally responsible for:
•Reviewing the performance of the CEO and determining his compensation.
•Setting the compensation of the company’s other executive officers.
•Overseeing administration of employee benefit plans.
•Making recommendations to the board regarding:
◦Institution and termination of, revisions in and actions under employee benefit plans that (i) increase benefits only for officers of the company or disproportionately increase benefits for officers of the company more than other employees of the company, (ii) require or permit the issuance of the company’s stock or (iii) require board approval.
◦Reservation of company stock for use as awards of grants under plans or as contributions or sales to any trustee of any employee benefit plan.
•Taking action as appropriate regarding the institution and termination of, revisions in and actions under employee benefit plans that are not required to be approved by the board.
•Appointing, setting the compensation of, overseeing and considering the independence of any compensation consultant or other advisor.
The compensation committee met five times in 2023. The compensation committee holds regularly scheduled meetings, reports its activities to the board, and consults with the board before setting annual executive compensation.
In performing its functions, the committee is supported by the company’s Human Resources organization. The committee has the authority to retain any advisors it deems appropriate to carry out its responsibilities. The committee retained Pearl Meyer as its compensation consultant for the 2023 compensation cycle. The committee instructed the consultant to advise it directly on executive compensation philosophy, strategies, pay levels, decision-making processes and other matters within the scope of the committee’s charter. Additionally, the committee instructed the consultant to assist the company’s Human Resources organization in its support of the committee in
2024 PROXY STATEMENT • PAGE 16

these matters with such items as peer-group assessment, analysis of the executive compensation market and compensation recommendations.
The compensation committee considers it important that its compensation consultant’s objectivity not be compromised by other engagements with the company or its management. In support of this belief, the committee has a policy on compensation consultants, a copy of which may be found on www.ti.com/corporategovernance. During 2023, the committee determined that its compensation consultant was independent of the company and had no conflict of interest.
The compensation committee considers executive compensation in a multistep process that involves the review of market information, performance data and possible compensation levels over several meetings leading to the annual determinations in January. Before setting executive compensation, the committee reviews the total compensation and benefits of the executive officers and considers the impact that their retirement, or termination under various other scenarios, would have on their compensation and benefits.
The CEO and the senior vice president responsible for Human Resources, who is an executive officer, are regularly invited to attend meetings of the committee. The CEO is excused from the meeting during any deliberations or vote on his compensation. No executive officer determines his or her own compensation or the compensation of any other executive officer. As members of the board, the members of the committee receive information concerning the performance of the company during the year and interact with our management. The CEO gives the committee and the board an assessment of his own performance during the year just ended. He also reviews the performance of the other executive officers with the committee and makes recommendations regarding their compensation. The senior vice president responsible for Human Resources assists in the preparation of and reviews the compensation recommendations made to the committee other than for his compensation.
The compensation committee’s charter provides that it may delegate its power, authority and rights with respect to TI’s long-term incentive plans, employee stock purchase plan and employee benefit plans to (i) one or more committees of the board established or delegated authority for that purpose or (ii) employees or committees of employees except that no such delegation may be made with respect to compensation of the company’s executive officers.
Pursuant to that authority, the compensation committee has delegated to a special committee established by the board the authority to, among other things, grant a limited number of stock options and restricted stock units (RSUs) under the company’s long-term incentive plans. The sole member of the special committee is Mr. Ilan. The special committee has no authority to grant, amend or terminate any form of compensation for TI’s executive officers. The compensation committee reviews all activity of the special committee.
Governance and Stockholder Relations committee
All members of the GSR committee are independent. From April 23, 2020 to April 26, 2023, the committee members were Mr. Kirk (chair), Mr. Bluedorn and Mr. Sanchez. Since April 27, 2023, the committee members have been Mr. Bluedorn (chair), Ms. Patsley and Mr. Sanchez. The GSR committee is generally responsible for:
•Making recommendations to the board regarding:
◦The development and revision of our corporate governance principles.
◦The size, composition and functioning of the board and board committees.
◦Candidates to fill board positions.
◦Nominees to be designated for election as directors.
◦Compensation of board members.
◦Organization and responsibilities of board committees.
◦Succession planning by the company.
◦Issues of potential conflicts of interest involving a board member raised under TI’s conflict of interest policy.
◦Election of executive officers of the company.
◦Topics affecting the relationship between the company and stockholders.
◦Public issues likely to affect the company.
2024 PROXY STATEMENT • PAGE 17

◦Responses to proposals submitted by stockholders.
•Reviewing:
◦Contribution policies of the company and the TI Foundation.
◦Scope of activities of the company’s political action committee.
◦Revisions to TI’s code of conduct.
•Electing officers of the company other than the executive officers.
•Overseeing an annual evaluation of the board and the committee.
The GSR committee met six times in 2023. The GSR committee holds regularly scheduled meetings and reports its activities to the board.
Board evaluation process
The board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The board and committee annual evaluation processes are designed to assess board and committee effectiveness, as well as individual director performance and contribution levels. The results of the evaluations are part of the GSR committee’s and the board’s consideration in connection with their review of director nominees to ensure the board continues to operate effectively.
Annually, each of our directors completes comprehensive board and committee questionnaires. Each committee oversees its own evaluation process, and the GSR committee also oversees the board evaluation process. The questionnaires and ongoing feedback from individual directors facilitate a candid assessment of (i) the board and committees’ oversight of risk, strategy and operations; (ii) the board’s culture, leadership structure and mix of director skills, qualifications and experiences; and (iii) board and committee meeting mechanics. Our directors are willing to have honest and difficult conversations as needed during the evaluation and nomination process.
Board leadership structure
The board’s current leadership entails an executive chairman (former CEO) and a lead director who presides at executive sessions and performs the duties listed below. The board believes that this structure, combined with its other practices (such as (i) including on each board agenda an opportunity for the independent directors to comment on and influence the proposed strategic agenda for future meetings and (ii) holding an executive session of the independent directors at each board meeting), allows it to maintain the active engagement of independent directors and appropriate oversight of management.
The lead director is elected by the independent directors annually. The independent directors have elected Ms. Patsley to serve as lead director. The duties of the lead director are to:
•Preside at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;
•Serve as liaison between the chairman and the independent directors;
•Approve information sent to the board;
•Approve meeting agendas for the board;
•Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•If requested by major shareholders, ensure that he or she is available for consultation and direct communication.
In addition, the lead director has authority to call meetings of the independent directors.
The board, led by its GSR committee, regularly reviews the board’s leadership structure. The board’s consideration is guided by two questions: Would stockholders be better served, and would the board be more effective with a different structure? The board’s views are informed by a review of the practices of other companies and insight into the preferences of top stockholders, as gathered from face-to-face dialogue and review of published guidelines. The board also considers how board roles and interactions would change if its leadership structure changed. The board’s goal is for each director to have an equal stake in the board’s actions and equal accountability to the company and its stockholders.
2024 PROXY STATEMENT • PAGE 18

The board continues to believe that there is no uniform solution for a board leadership structure. Indeed, the company has had varying board leadership models over its history, at times separating the positions of chairman and CEO and at times combining the two and utilizing a lead director.
Risk oversight by the board
It is management’s responsibility to assess and manage the various risks TI faces. It is the board’s responsibility to oversee management in this effort. In exercising its oversight, the board has allocated some areas of focus to its committees and has retained areas of focus for itself, as more fully described below.
Management generally views the risks TI faces as falling into the following categories: strategic, operational, financial and compliance. The board as a whole has oversight responsibility for the company’s strategic and operational risks (e.g., major initiatives, competitive markets and products, sales and marketing, R&D and cybersecurity). Throughout the year the CEO discusses these risks with the board. Additionally, at least once each year, the company’s chief information officer provides information on the cybersecurity risks and the company’s approach to protecting the company’s data and systems infrastructure to the board or audit committee. In the event of a material cybersecurity event, management would notify the board and, in compliance with our procedures, determine the timing and extent of the response and public disclosure and whether any future vulnerabilities are expected.
TI’s audit committee has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy). Oversight responsibility for compliance risk is shared by the board committees. For example, the audit committee oversees compliance with the company’s code of conduct and finance- and accounting-related laws and policies, as well as the company’s compliance program itself; the compensation committee oversees compliance with the company’s executive compensation plans and related laws and policies; and the GSR committee oversees compliance with governance-related laws and policies, including the company’s corporate governance guidelines.
The audit committee oversees the company’s approach to risk management as a whole, including cybersecurity and environmental-related risks. The company’s chief financial officer (CFO) reviews the company’s risk management process with the audit committee at least annually. In addition, the company’s chief information officer reviews the company’s information technology systems with the audit committee periodically and includes a discussion of key cybersecurity risks as appropriate.
The board’s leadership structure is consistent with the board and committees’ roles in risk oversight. As discussed above, the board has found that its current structure and practices are effective in fully engaging the independent directors. Allocating various aspects of risk oversight among the committees provides for similar engagement. Having the CEO review strategic and operational risks with the board ensures that the director most knowledgeable about the company, the industry in which it operates and the competition and other challenges it faces shares those insights with the board, providing for a thorough and efficient process.
Board oversight of environmental, social and governance (ESG) matters
Management implements ESG-related policies and practices under the board’s oversight, including by (i) establishing broad policies for guidance of the organization, such as those contained in the document “Living our Values: TI’s ambitions, values and code of conduct,” which was approved by the board; (ii) implementing those policies by delegation of authority and assigning responsibility to board committees, the chief executive officer, and other officers or employees as appropriate; and (iii) monitoring and evaluating performance to assure that the stated policies are being followed.
Where ESG-related issues may have significance for TI, these matters are reviewed in the relevant committee. We believe this approach ensures that ESG issues are overseen by the committee with the appropriate focus. For example, climate-related issues are reviewed with the audit committee by the vice president of worldwide environmental, safety and health. The GSR committee also oversees ESG matters in connection with its responsibility to review public issues of interest to company stakeholders. Management also provides updates to the GSR committee at least annually on shareholder policies and proposals regarding ESG matters that are relevant to the company.
2024 PROXY STATEMENT • PAGE 19

Proposal to approve the Texas Instruments 2024 Long-Term Incentive Plan
The board asks stockholders to approve the Texas Instruments 2024 Long-Term Incentive Plan (the “2024 Plan”). Upon recommendation of the compensation committee, the board of directors adopted the 2024 Plan on January 18, 2024, subject to stockholder approval, to replace the Texas Instruments 2009 Long-Term Incentive Plan, as amended effective April 21, 2016 (the “2009 Plan”), which expires by its terms in April 2026. If approved by stockholders, the 2024 Plan will become effective on the date of the annual meeting (the “Effective Date”) and replace the 2009 Plan for all future equity grants. As of February 5, 2024, there were 19,397,411 shares available for grant under the 2009 Plan. No further awards would be granted pursuant to the 2009 Plan on or after the Effective Date. Awards previously granted under the 2009 Plan would be unaffected by the adoption of the 2024 Plan, and they would remain outstanding under the terms pursuant to which they were previously granted. If stockholders do not approve the 2024 Plan, the 2024 Plan will not be implemented and the 2009 Plan will remain in effect until its expiration date, and we may continue to grant awards under the 2009 Plan until then, to the extent shares remain available for grant thereunder.
We consider our long-term incentive plan a vital element of our employee compensation program and we believe that the continued ability to grant awards at competitive levels is in the best interest of the company and stockholders. The 2024 Plan is intended to enhance the company’s ability to attract and retain qualified individuals as employees and encourage them to acquire a proprietary interest in the growth and performance of the company, thereby aligning the interests of our employees with those of our stockholders. The 2024 Plan will be the only active plan under which we may grant equity awards to employees.
The 2024 Plan reflects responsible equity compensation practices that are consistent with the interests of our stockholders, including the following:
•No “evergreen” provision – The 2024 Plan provides a specific maximum share limitation and does not provide for an annual or automatic increase in the 2024 Plan’s share. Stockholder approval is required to increase the share reserve.
•No liberal share counting provision – Shares tendered by grantees to pay the exercise price of a stock option or stock appreciation right (“SAR”) or satisfy tax obligations are not added back into the share reserve.
•No liberal change in control definition – The 2024 Plan’s definition of “change in control” is not considered “liberal.” As an example, mergers or consolidations are required to be consummated (with existing stockholders owning less than 50% of voting power after the transaction), rather than merely approved by stockholders. Likewise, the definition does not include the mere commencement or announcement of a tender or exchange offer for company common stock or a change in less than half of the board.
•No automatic grants – The 2024 Plan does not provide for automatic grants to any individual.
•No discounted stock options or SARs – The exercise price of stock options and SARs shall be no lower than the fair market value of shares on the date of grant (other than substitute awards if we assume or replace outstanding awards granted by a company that we acquire).
•No repricing of stock options or SARs – No repricing of stock options or SARs is permitted, except to adjust the exercise price due to a stock split, corporate restructuring or similar event.
•Double-trigger change-in-control terms – Awards are generally subject to double-trigger change-in-control terms, under which full vesting of the award would be triggered not by a change in control of the company, but rather by employment termination if it occurred within 24 months after such event.
•No tax gross-ups – The 2024 Plan does not provide for tax gross-ups to any individual, whether in connection with a change in control or otherwise.
•Administration – The 2024 Plan is administered by the board or, to the extent designated by the board, the compensation committee, which is comprised solely of independent, non-employee directors.
•Certain awards are subject to clawback policy – The 2024 Plan provides that the board has the authority upon the occurrence of specified events to cancel certain awards and require reimbursement of any payments and benefits with respect to previous awards granted to any current or former executive officer.
2024 PROXY STATEMENT • PAGE 20

Dilution and historical share usage
The company issued approximately 15,000,000 shares under its employee equity incentive plans over the last three fiscal years. The only active plan for granting equity awards to employees during this period was the 2009 Plan. In setting the proposed number of shares reserved and issuable under the 2024 Plan, the board and compensation committee considered several factors, including the company’s net annual dilution, burn rate and overhang.
The table below summarizes the company’s equity grant practices during the three most recent fiscal years.

Metric	2023	2022	2021	Three-Year Average
Dilution (1)	0.5%	0.6%	0.3%	0.5%
Burn rate (2)	0.6%	0.6%	0.4%	0.5%
Overhang (3)	6.4%	6.9%	7.2%	6.8%
(1)Calculated by dividing (a) the number of share underlying awards granted to all grantees during the year, minus award cancellations and forfeitures during the year, by (b) the number of shares outstanding at year-end.
(2)Calculated by dividing (a) the number of shares underlying awards granted to all grantees during the year, by (b) the number of shares outstanding at year-end.
(3)Calculated by dividing the sum of (a) the number of shares underlying outstanding awards and (b) shares available for future awards, by (c) the number of shares outstanding, in each case at year-end.
Outstanding awards
The table below summarizes information concerning outstanding awards under the below plans as of December 31, 2023.

Metric	2009 Plan (3)	Director Plan (4)	All Other Plans (5)	Total
Shares underlying outstanding stock options (1)	25,510,887	139,472	120,913	25,771,272
Shares underlying outstanding restricted stock units (2)	5,021,967	46,013	251,843	5,319,823
Total shares underlying outstanding awards	30,532,854	185,485	372,756	31,091,095
Weighted average exercise price of all outstanding stock options: $119.60
Weighted average remaining contractual life of all outstanding stock options: 5.3
(1)The company has granted no SARs.
(2)The company has no restricted stock awards outstanding. All outstanding full-value awards are restricted stock units.
(3)As of December 31, 2023, 25,296,767 shares remained available for issuance under the 2009 Plan.
(4)As of December 31, 2023, 1,786,785 shares remained available for issuance under the Director Plan.
(5)Consists of the Texas Instruments Long-Term Incentive Plan, the Texas Instruments 2003 Director Compensation Plan and the Texas Instruments 2009 Director Compensation Plan. Each of these plans is closed to future granting activity. This does not include the TI Employees 2014 Stock Purchase Plan.
2024 PROXY STATEMENT • PAGE 21

The table below summarizes information concerning outstanding awards under the below plans as of February 5, 2024.

Metric	2009 Plan (3)	Director Plan (4)	All Other Plans (5)	Total
Shares underlying outstanding stock options (1)	29,298,731	169,154	120,913	29,588,798
Shares underlying outstanding restricted stock units (2)	5,424,522	47,511	251,843	5,723,876
Total shares underlying outstanding awards	34,723,253	216,665	372,756	35,312,674
Weighted average exercise price of all outstanding stock options: $119.60
Weighted average remaining contractual life of all outstanding stock options: 5.3
(1)The company has granted no SARs.
(2)The company has no restricted stock awards outstanding. All outstanding full-value awards are restricted stock units.
(3)As of February 5, 2024, 19,397,411 shares remain available for issuance under the 2009 Plan.
(4)As of February 5, 2024, 1,749,265 shares remain available for issuance under the Director Plan.
(5)Consists of the Texas Instruments Long-Term Incentive Plan, the Texas Instruments 2003 Director Compensation Plan and the Texas Instruments 2009 Director Compensation Plan. Each of these plans is closed to future granting activity. This does not include the TI Employees 2014 Stock Purchase Plan.
Key features of the 2024 Plan
The full text of the proposed 2024 Plan is set forth in Appendix A to this proxy statement. The principal features of the 2024 Plan are summarized below. The description below is qualified in its entirety by reference to the text of the 2024 Plan.
Administration
The 2024 Plan will be administered by a committee of the board designated by the board (the “Committee”). As of the Effective Date, the board intends to designate the compensation committee to administer the 2024 Plan. The Committee will determine grantees, the types of awards to be granted and the applicable terms, provisions and restrictions of such awards. The Committee will also have, among other powers, the power to interpret and construe any provision of the 2024 Plan, adopt rules and regulations for administering the 2024 Plan and perform other acts relating to the 2024 Plan, including, at the Committee’s discretion, the delegation of any administrative responsibilities. Decisions of the Committee will be final and binding on all parties.
Types of awards
The 2024 Plan provides for the grant of the same types of awards as the 2009 Plan (i) stock options, (ii) SARs, (iii) restricted stock and restricted stock units, (iv) performance units and (iv) other stock-based awards.
•Stock options – Stock options are rights to purchase shares of common stock at a price and during a period determined by the Committee. The exercise price of an option will not be less than the fair market value of the common stock on the date of the option grant. Options generally expire no later than 10 years after the date of grant except that the Committee may provide for a longer term to comply with local law.
•Stock appreciation rights – A SAR entitled a participant to receive, upon exercise, an amount equal to the excess of (i) the fair market value of one share of common stock on the date of exercise (or any date or dates during a specified period before the date of exercise) over (ii) the grant price of the SAR on the date
2024 PROXY STATEMENT • PAGE 22

of grant. SARs generally expire no later than 10 years after the date of grant except that the Committee may provide for a longer term to comply with local law.
•Restricted stock and restricted stock units – Restricted stock is any share of common stock issued with the restrictions that the Committee, in its sole discretion, may impose. Restricted Stock Units (“RSUs”) represent the right to receive shares of common stock in the future, with the right to future delivery of the shares also subject to restrictions that the Committee, in its sole discretion, may impose. Restrictions on restricted stock and RSUs may lapse separately or in combination at such times, in installments or otherwise, as the Committee deems appropriate.
•Performance units – The 2024 Plan authorizes the grant of awards in the form of performance units, denominated or payable in cash, shares, or other awards provided under the 2024 Plan, which are payable or exercisable by the holder of such performance unit, in whole or in part, upon the achievement of such performance goals during such performance period as determined by the Committee in its sole discretion.
•Other stock-based awards – The 2024 Plan authorizes the grant of awards in the form of stock-based awards, as valued in whole or in part by reference to or otherwise based on common stock of the company, and as deemed to be consistent with the purposes of the 2024 Plan. The Committee will determine the terms and conditions of such awards.
Any awards under the 2024 Plan may, but need not, be subject to the satisfaction of one or more performance goals. Awards will be made subject to one or more performance goals if the Committee determines that such awards are in the best interest of the company and its stockholders.
Share reserve
Under the 2024 Plan, the number of shares of common stock available for issuance will be 33,000,000 shares, subject to adjustment by the Committee for stock splits, recapitalization, dividend or other distribution, reorganization and other corporate events or transactions as set forth in the 2024 Plan, plus any shares under awards granted under the 2009 Plan that expire or are forfeited or cancelled. For any awards granted under 2009 Plan after February 5, 2024 and prior to the Effective Date, we will reduce the initial share reserve under the 2024 Plan on a share per share basis. Shares underlying awards that the company makes in assumption of, or in substitution for, awards previously granted by a company that the company acquires (“Substitute Awards”) will not count against the shares authorized for issuance under the 2024 Plan.
If our stockholders approve the 2024 Plan, we will file with the U.S. Securities Exchange Commission a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the 2024 Plan.
Exercise price
Except in the case of Substitute Awards and except as a result of a corporate adjustment event described above, stock options, SARs and similar stock-based awards under the 2024 Plan with an exercise or purchase price will not have an exercise or a purchase price (or equivalent) of less than 100% of the fair market value of the stock on the date the Committee grants the stock option or award. Determinations of fair market value under the 2024 Plan are made in accordance with methods or procedures established by the Committee.
Eligibility and participation
Any employee of the company and its subsidiaries and affiliates, including any officer or employee-director, and any individual who provides services to the company or its subsidiaries and affiliates as an independent contractor will be eligible to receive awards under the 2024 Plan. Non-employee directors will not be eligible for awards under the 2024 Plan. As of February 5, 2024, the company had approximately 34,000 employees who are eligible to be considered for awards under the 2024 Plan, including officers and employee-directors. The company may also grant awards to any individual who provides services to the company as an independent contractor. The basis for participation in the 2024 Plan is the Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2024 Plan’s purposes of enhancing the ability of the company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the company.
2024 PROXY STATEMENT • PAGE 23

Term, amendment and termination
The 2024 Plan will become effective on the Effective Date and will terminate on the 10th anniversary of the Effective Date, subject to any extension that may be approved by the board and the stockholders prior to or on such date. No award may be made under the 2024 Plan after its termination date. The board may amend or terminate the 2024 Plan at any time and for any reason, provided that any such amendment or termination will be subject to stockholder approval to the extent required by applicable laws, regulations or rules. No action by the board regarding amendment or termination of the 2024 Plan may materially adversely affect the rights of any participants under any outstanding awards under the 2024 Plan without the consent of the affected participant, unless the board determines that such action is necessary or desirable to facilitate compliance with applicable laws, rules or regulations.
Change in control
If a grantee is involuntarily terminated from employment with the company within 24 months after a change in control of the company, then unless specifically provided to the contrary in the award agreement or otherwise determined by the Committee, (i) awards held by the grantee will become fully vested and exercisable and any restrictions applicable to the awards will lapse and (ii) to the extent permitted without additional tax or penalty by Section 409A of the Code (defined below), the shares underlying restricted stock units will be issued as soon as practicable after the grantee’s involuntary termination (or if additional tax or penalty would apply to accelerated issuance, the shares will not be issued until the issuance date specified in the award agreement).
Recoupment/Clawback
Awards granted under the 2024 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the terms of any company recoupment, clawback or similar policy in effect at the time of grant of the award and any recoupment, clawback or similar provisions that may be included in the applicable award agreement. The company’s clawback policy requires that any incentive compensation paid to any current or former executive officer is subject to clawback if the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements and that such noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the date the restatement was required. Any incentive compensation that the executive should not have received if the financial statements that were required to be restated due to material noncompliance with financial reporting requirements had been reported properly is subject to clawback. In addition, the company may determine whether and to what extent additional recoupment of any executive compensation is appropriate, including with respect to fraud or willful misconduct. The company’s clawback policy does not limit the ability of the company to pursue forfeiture or reclaim payments under other legal rights.
New plan benefits
A new plan benefits table for the 2024 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed year under the 2024 Plan if the 2024 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards under the 2024 Plan may be made at the discretion of the Committee, and any awards that may be made and any benefits and amounts that may be received or allocated under the 2024 Plan in the future are not determinable at this time. As of the date of this proxy statement, no awards have been granted under the 2024 Plan. Please refer to the Summary Compensation Table for the preceding fiscal year in this proxy statement which sets forth certain information regarding awards granted to our named executive officers during the preceding fiscal year.
Tax matters
The following summary is limited to the U.S. federal tax laws. It does not include the tax laws of any municipality, state or foreign country in which the participant resides.
2024 PROXY STATEMENT • PAGE 24

Stock options
Counsel for the company has advised that a participant will recognize no income under the Internal Revenue Code, as amended (the “Code”) upon the receipt of any stock option award. In the case of an incentive stock option, if a participant exercises the stock option during or within three months of employment and does not dispose of the shares within two years of the date of grant or one year after the transfer of the shares to the participant, the participant will be entitled for federal income tax purposes to treat any profit which may be recognized upon the disposition of the shares as a long-term capital gain. In contrast, a participant who receives a stock option under the 2024 Plan that is not an incentive stock option or who does not comply with the conditions noted above will generally recognize ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the stock on the date of exercise over the stock option price. Such ordinary income generally is subject to withholding of income and employment taxes. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income, if any, recognized by a participant who (i) exercises a stock option that is not an incentive stock option, or (ii) disposes of stock that was acquired pursuant to the exercise of an incentive stock option prior to the end of the required holding period described above, except to the extent such tax deduction is limited by applicable provisions of the Code. In the case of incentive stock options, any excess of the fair market value of the stock at the time of exercise over the stock option price would be an item of income for purposes of the participant’s alternative minimum tax.
Stock appreciation rights
Counsel for the company has advised that a participant will recognize no income under the Code upon the receipt of a stock appreciation right. Upon receipt of shares pursuant to the exercise of a stock appreciation right, participants will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any shares received. Such ordinary income generally is subject to withholding of income and employment taxes. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted stock units and stock-based awards
Counsel for the company has advised that a participant will recognize no income under the Code upon the receipt of an unvested restricted stock unit award or stock-based award. Upon the settlement of a restricted stock unit or stock-based award, participants will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any shares received. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date of settlement, will be taxed as capital gain or loss. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
The board of directors recommends a vote For the Texas Instruments 2024 Long-Term Incentive Plan.
Director compensation
The GSR committee has responsibility for reviewing and making recommendations to the board on compensation for non-employee directors, with the board making the final determination. The committee has no authority to delegate its responsibility regarding director compensation. In carrying out this responsibility, it is supported by TI’s Human Resources organization. The CEO, the senior vice president responsible for Human Resources and the Secretary review the recommendations made to the committee. The CEO also votes, as a member of the board, on the compensation of non-employee directors.
The compensation arrangements in 2023 for the non-employee directors were:
•Annual retainer of $110,000 for board and committee service.
•Additional annual retainer of $40,000 for service as the lead director.
2024 PROXY STATEMENT • PAGE 25

•Additional annual retainer of $35,000 for service as chair of the audit committee; $25,000 for service as chair of the compensation committee; and $20,000 for service as chair of the GSR committee.
•Annual grant of a 10-year option to purchase TI common stock pursuant to the terms of the Texas Instruments 2018 Director Compensation Plan (Director Plan), which was approved by stockholders in April 2018. The grant date value is approximately $100,000, determined using a Black-Scholes option-pricing model (subject to the board’s ability to adjust the grant downward). These non-qualified options become exercisable in four equal annual installments beginning on the first anniversary of the grant and also will become fully exercisable in the event of termination of service following a change in control (as defined in the Director Plan) of TI. If a director’s service terminates due to death, disability or ineligibility to stand for re-election under the company’s by-laws, or after the director has completed eight years of service, then all outstanding options held by the director shall continue to become exercisable in accordance with their terms. If a director’s service terminates for any other reason, all outstanding options held by the director shall be exercisable for 30 days after the date of termination, but only to the extent such options were exercisable on the date of termination.
•Annual grant of restricted stock units pursuant to the Director Plan with a grant date value of $100,000 (subject to the board’s ability to adjust the grant downward). The restricted stock units vest on the fourth anniversary of their date of grant and upon a change in control as defined in the Director Plan. If a director is not a member of the board on the fourth anniversary of the grant, restricted stock units will nonetheless settle (i.e., the shares will issue) on such anniversary date if the director has completed eight years of service prior to termination or the director’s termination was due to death, disability or ineligibility to stand for re-election under the company’s by-laws. The director may defer settlement of the restricted stock units at his or her election. Upon settlement, the director will receive one share of TI common stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units at the same rate as dividends on TI common stock. The director may defer receipt of dividend equivalents.
•$1,000 per day compensation for other activities designated by the chairman.
•A one-time grant of restricted stock units with a grant date value of approximately $200,000 upon a director’s initial election to the board.
The board has determined that annual grants of equity compensation to non-employee directors will be timed to occur in January when grants are made to our U.S. employees in connection with the annual compensation review process. See “Process for equity grants” for a discussion regarding the timing of equity compensation grants.
It is against TI policy for any employee, including an executive officer, or director to engage in trading in “puts” (options to sell at a fixed price), “calls” (similar options to buy) or other options or hedging techniques on TI stock specifically designed to limit losses on TI stock or equity compensation held by the employee or director. It is also against TI policy for directors and executive officers to pledge TI stock.
Directors are not paid a fee for meeting attendance, but we reimburse non-employee directors for their travel, lodging and related expenses incurred in connection with attending board, committee and stockholders meetings and other designated events. In addition, non-employee directors may travel on company aircraft to and from these meetings and other designated events.
Under the Director Plan, some directors have chosen to defer all or part of their cash compensation. These deferred amounts are credited to either a cash account or stock unit account. Cash accounts earn interest from TI at a rate currently based on Moody’s Seasoned Aaa Corporate Bonds. For 2023, that rate was 4.91%. Stock unit accounts fluctuate in value with the underlying shares of TI common stock, which will be issued after the deferral period. Dividend equivalents are paid on these stock units. Directors may also defer settlement of the restricted stock units they receive.
We have arrangements with certain customers whereby our employees may purchase consumer products containing TI components at discounted pricing. In addition, the TI Foundation has a matching gift program. In both cases, directors are entitled to participate on the same terms and conditions available to employees.
Non-employee directors are not eligible to participate in any TI-sponsored pension plan.
2024 PROXY STATEMENT • PAGE 26

2023 director compensation
The following table shows the compensation of all persons who were non-employee members of the board during 2023 for services in all capacities to TI in 2023.

Name (1)	Fees Earned or Paid in Cash (4)	Stock Awards (5)	Option Awards (6)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings (7)	All Other Compensation (8)	Total
Mark A. Blinn	$110,000	$99,933	$99,985	—	—	$3,040	$312,958
Todd M. Bluedorn	$123,333	$99,933	$99,985	—	—	$20,040	$343,291
Janet F. Clark	$145,000	$99,933	$99,985	—	—	$30,040	$374,958
Carrie S. Cox	$110,000	$99,933	$99,985	—	$12,311	$25,040	$347,269
Martin S. Craighead	$126,667	$99,933	$99,985	—	—	$25,040	$351,625
Curtis C. Farmer (2)	$82,500	$199,998	—	—	—	$40	$282,538
Jean M. Hobby	$110,000	$99,933	$99,985	—	—	$40	$309,958
Michael D. Hsu (3)	$36,667	$99,933	$99,985	—	—	$40	$236,625
Ronald Kirk	$116,667	$99,933	$99,985	—	—	$40	$316,625
Pamela H. Patsley	$158,333	$99,933	$99,985	—	—	$30,040	$388,291
Robert E. Sanchez	$110,000	$99,933	$99,985	—	—	$30,040	$339,958
(1)Dr. DesRoches was elected to the board effective March 1, 2024, and accordingly received no compensation for services as a TI director in 2023.
(2)Mr. Farmer was elected to the board effective April 1, 2023.
(3)Mr. Hsu served on the board until April 27, 2023. Upon his departure, the equity awards granted in 2023 were forfeited.
(4)Includes amounts deferred at the director’s election.
(5)Shown is the aggregate grant date fair value of restricted stock units granted in 2023 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification™ Topic 718, Compensation-Stock Compensation (ASC 718). The assumptions used for purposes of calculating the grant date fair value are described in Note 3 to the financial statements contained in Item 8 (“Note 3 to the 2023 financial statements”) in TI’s annual report on Form 10-K for the year ended December 31, 2023. Each restricted stock unit represents the right to receive one share of TI common stock. For restricted stock units granted prior to 2007, shares are issued at the time of mandatory retirement from the board (age 75) or upon the earlier of termination of service from the board after completing eight years of service or death or disability. For information regarding share issuances under restricted stock units granted after 2006, see the discussion on page 50.
2024 PROXY STATEMENT • PAGE 27

The table below shows the aggregate number of shares underlying outstanding restricted stock units held by the named individuals as of December 31, 2023.

Name	RSUs (Shares)
Mark A. Blinn	11,773
Todd M. Bluedorn	2,502
Janet F. Clark	9,516
Carrie S. Cox	32,662
Martin S. Craighead	2,502
Curtis C. Farmer	1,086
Jean M. Hobby	2,502
Michael D. Hsu	—
Ronald Kirk	2,502
Pamela H. Patsley	4,502
Robert E. Sanchez	9,369
(6)Shown is the aggregate grant date fair value of options granted in 2023 calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 3 to the 2023 financial statements. The terms of these options are as set forth on page 25. The table below shows the aggregate number of shares underlying outstanding stock options held by the named individuals as of December 31, 2023.

Name	Options (Shares)
Mark A. Blinn	8,106
Todd M. Bluedorn	19,877
Janet F. Clark	25,942
Carrie. S. Cox	19,877
Martin S. Craighead	15,571
Curtis C. Farmer	—
Jean M. Hobby	25,942
Michael D. Hsu	—
Ronald Kirk	46,471
Pamela H. Patsley	35,932
Robert E. Sanchez	46,471
(7)SEC rules require the disclosure of earnings on deferred compensation to the extent that the interest rate exceeds a specified rate (Federal Rate), which is 120% of the applicable federal long-term interest rate with compounding. Under the terms of the Director Plan, deferred compensation cash amounts earn interest at a rate based on Moody’s Seasoned Aaa Corporate Bonds. For 2023, this interest rate exceeded the Federal Rate by 1.20 percentage points. Shown is the amount of interest earned on the directors’ deferred compensation accounts that was in excess of the Federal Rate.
(8)Consists of (i) the annual cost ($40 per director) of premiums for travel and accident insurance policies and (ii) contributions under the TI Foundation matching gift program of $3,000 for Mr. Blinn, $20,000 for Mr. Bluedorn, $30,000 for Ms. Clark, $25,000 for Ms. Cox, $25,000 for Mr. Craighead, $30,000 for Ms. Patsley and $30,000 for Mr. Sanchez.
Executive compensation
We are providing shareholders the opportunity to cast advisory votes on named executive officer compensation as required by Section 14A of the Securities Exchange Act.
2024 PROXY STATEMENT • PAGE 28

Proposal regarding advisory approval of the company’s executive compensation
The “named executive officers” are the chief executive officer, the chief financial officer and the three other most highly compensated executive officers, as named in the compensation tables on pages 45-58.
We ask shareholders to approve the following resolution:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 29-58 of this proxy statement, is hereby approved.
We encourage shareholders to review the Compensation Discussion and Analysis section of the proxy statement, which follows. It discusses our executive compensation policies and programs and explains the compensation decisions relating to the named executive officers for 2023. We believe that the policies and programs serve the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance and strategic position of the company.
Although the outcome of this annual vote is not binding on the company or the board, the compensation committee of the board will consider it when setting future compensation for the executive officers.
The board of directors recommends a vote For the annual resolution approving the named executive officer compensation for 2023, as disclosed in this proxy statement.
Compensation discussion and analysis
This section describes TI’s compensation program for executive officers. It will provide insight into the following:
•The elements of the 2023 compensation program, why we selected them and how they relate to one another; and
•How we determined the amount of compensation for 2023.
The executive officers of the company have the broadest job responsibilities and policy-making authority in the company. We hold them accountable for the company’s performance and for maintaining a culture of strong ethics and compliance. Details of compensation for both individuals who served as CEO during 2023, our CFO and the three other highest paid individuals who were executive officers in 2023 (collectively called the “named executive officers” (NEOs)) can be found in the tables following the compensation committee report.
Executive summary
•TI’s compensation program is structured to pay for performance and deliver rewards that encourage executives to think and act in both the short- and long-term interests of our shareholders. The majority of total compensation for our executives each year comes in the form of variable cash and equity compensation. Variable cash is tied to the short-term performance of the company, and the value of equity is tied to the long-term performance of the company. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of TI.
•Haviv Ilan was elected president and chief executive officer, effective April 1, 2023, succeeding Rich Templeton, who continued in his role as chairman of the board.
•The compensation committee assesses TI’s results using quantitative and qualitative measures on an absolute and relative basis, as well as TI’s strategic progress. For 2023, TI’s operating profit margin remained positive and above median relative to Semiconductor Peers (as defined below in “Analysis of compensation determinations – Bonus”). Revenue declined, and relative performance was below median. TSR was positive on an absolute basis, but below median relative to Semiconductor Peers. In addition to these year-on-year results, the committee determined that the company continued to strengthen its strategic position, which will benefit the company and drive value for shareholders for the long term. This strategic progress includes continued investments to extend the company’s manufacturing advantage to support
2024 PROXY STATEMENT • PAGE 29

future revenue growth and provide customers with geopolitically dependable, low-cost 300mm capacity at scale.
•Based on this year’s performance assessment, the compensation committee determined executive bonuses payable in February 2024 should be down 10% year-on-year.

	2023 Absolute Performance	2023 Relative Performance *
Revenue Growth: Total TI	-12.5%	Below median
Profit from Operations as a % of Revenue (Operating Profit Margin)	41.8%	Above median
Total Shareholder Return (TSR)	6.4%	Below median

Assessment of Strategic Progress	Strengthened strategic position in 2023
*Relative to Semiconductor Peers; includes estimates and projections of certain peer companies’ financial results. See “Analysis of compensation determinations – Bonus – Assessment of 2023 performance” for details of the compensation committee’s assessment of TI’s performance. (It is important to note that the median growth rate of Semiconductor Peers includes the benefit of acquisitions, whereas TI’s growth rate is entirely organic.)
•TI targets annual equity grants to executives at market median. Recognizing an increase in equity values among the Comparator Group in 2022, the compensation committee approved an increase in the equity values granted to TI executives in January 2023, reflecting an effort to align with the projected market range for similarly situated executives in our Comparator Group.
•2023 compensation decisions for Mr. Ilan, the current CEO:
◦Base salary was increased by 5.5%, effective February 1, 2023, for Mr. Ilan’s role as chief operating officer (COO). His annual base salary was then revised to $1,150,000, effective April 1, 2023, with his appointment as CEO.
◦For the 2023 performance year, the committee awarded Mr. Ilan a $2.5 million performance bonus paid in February 2024. The committee determined Mr. Ilan’s bonus by assessing the competitive market range of bonuses for similarly situated CEOs in the Comparator Group, pro-rated for time served as CEO and reduced by 10% to reflect the company’s 2023 relative performance result.
◦In January 2023, Mr. Ilan was awarded an equity award with a grant date fair value of $12 million commensurate with his role as COO during the 2022 performance year.
•Our executive compensation program is designed to encourage executive officers to pursue strategies that serve the long-term interests of the company and shareholders, and not to promote excessive risk-taking by our executives. It is built on a foundation of sound corporate governance and includes:
◦Executive officers do not have employment contracts and are not guaranteed salary increases, bonus amounts or awards of equity compensation.
◦We have never repriced stock options. We do not grant reload options. We grant equity compensation with double-trigger change in control terms, which accelerate the vesting of grants only if the grantee has been terminated involuntarily within a limited time after a change in control of the company.
◦Bonus and equity compensation awards are subject to clawback as described under “Recoupment policy” below.
◦We do not provide excessive perquisites. We provide no tax gross-ups for perquisites.
◦We do not guarantee a return or provide above-market returns on compensation that has been deferred.
◦Pension benefits are calculated on salary and bonus only; the proceeds earned on equity or other performance awards are not part of the pension calculation.
Detailed discussion
Compensation philosophy and elements
For years, we have run our business and invested in our people and communities with three overarching ambitions in mind. First, we will act like owners who will own the company for decades. Second, we will adapt and succeed in
2024 PROXY STATEMENT • PAGE 30

a world that is ever changing. And third, we will be a company that we are personally proud to be a part of and that we would want as our neighbor. When we are successful in achieving these ambitions, our employees, customers, communities and shareholders all win. Central to our ambitions, which are the foundation of our approach to environmental, social and governance (ESG) and sustainability, is a belief that in order for all stakeholders to benefit, the company must grow stronger over the long term. Our compensation program is structured with these ambitions in mind.
The compensation committee of TI’s board of directors is responsible for setting the compensation of all TI executive officers. The committee consults with the other independent directors and its compensation consultant, Pearl Meyer, before setting annual compensation for the executives. The committee chair regularly reports on committee actions at board meetings.
In assessing performance and compensation decisions, the committee does not use formulas, thresholds or multiples. Because market conditions can quickly change in our industry, thresholds established at the beginning of a year could prove irrelevant by year-end. The committee believes its holistic approach, which assesses the company’s absolute and relative performance in hindsight after year-end (for the most recent one- and three-year periods), gives it the insight to most effectively and critically judge results and encourages executives to pursue strategies that serve the long-term interests of the company and its shareholders. It also promotes accuracy in our assessment and comparison to competition and eliminates the need for adjustments to formulas, targets or thresholds during times of uncertain market conditions.
The primary elements of our executive compensation program are as follows:
Near-term compensation, paid in cash

Base Salary
Purpose	Basic, least variable form of compensation, designed to provide a stable source of income.

Strategy	Generally, target market median, giving appropriate consideration to job scope and tenure, to attract and retain highly qualified executives.

Terms	Paid twice monthly.

Performance Bonus
Purpose	To motivate executives and reward them according to the company’s relative and absolute performance and the executive’s individual performance.

Strategy
Determined primarily on the basis of one-year and three-year company performance on certain measures (revenue growth percent, operating profit margin and total shareholder return1) as compared with peer companies and on our strategic progress. These factors have been chosen to reflect our near-term financial performance as well as our progress in building long-term shareholder value.
The committee aims to pay total cash compensation (base salary, profit sharing and bonus) appropriately above median if company performance is above that of peer companies, and pay total cash compensation appropriately below the median if company performance is below peer companies.
The committee does not rely on formulas or performance targets or thresholds. Instead, it uses its judgment based on its assessment of the factors described above.

Terms	Determined by the committee and paid in a single payment after the performance year.
1
1 Total shareholder return refers to the percentage change in the value of a shareholder’s investment in a company over the relevant time period, as determined by dividends paid and the change in the company’s share price during the period. See notes to the performance summary table under “Analysis of compensation determinations – Bonus.”
2024 PROXY STATEMENT • PAGE 31

Profit Sharing
Purpose	Broad-based program designed to emphasize that each employee contributes to the company’s profitability and can share in it.

Strategy
Pay according to a formula that is the same for all employees to focus them on a company goal, and set pay-out potential at a level that will affect behavior. Profit sharing is paid in addition to any performance bonus awarded for the year.
The formula is based on company-level annual operating profit margin. The formula was set by the TI board. The committee’s practice has been not to adjust amounts earned under the formula.

Terms
Payable in a single cash payment shortly after the end of the performance year. As in recent years, profit sharing for 2023 was calculated as follows:
If operating profit margin was:
•Below 10%: no profit sharing
•At 10%: profit sharing = 2% of base salary
•Above 10%: profit sharing increases by 0.5% of base salary for each percentage point between 10% and 24%, and by 1% of base salary for each percentage point above 24%. The maximum profit sharing is 20% of base salary.
In 2023, TI delivered operating profit margin of 41.8%. As a result, all eligible employees, including executive officers, received profit sharing of 20% of base salary.

Long-term compensation, awarded in equity

Stock Options and Restricted Stock Units
Purpose
Alignment with shareholders; long-term focus; balance retention, particularly with respect to restricted stock units, and performance, particularly with respect to stock options which only have value when the value of the company increases (as measured by stock price).

Strategy
We grant a combination of non-qualified stock options and restricted stock units, generally targeted at the median level of equity compensation awarded to executives in similar positions within the Comparator Group. The committee does not rely on formulas or performance targets or thresholds. Restricted stock units have a four-year cliff vest schedule in order to support retention of our executives. Stock options, which only have value when the value of the company increases (as measured by stock price), enhance the performance-orientation of our executive compensation program. Both of these equity awards align with shareholder interests to drive the long-term performance of the company.

Terms
The terms and conditions of stock options and restricted stock units are summarized under “Outstanding equity awards at fiscal year-end 2023.” The committee’s grant procedures are described under “Process for equity grants.”

Comparator group
The compensation committee considers the market level of compensation when setting the salary, bonuses and equity compensation of the executive officers. To estimate the market level of pay, the committee uses information provided by its compensation consultant and TI’s Compensation and Benefits organization about compensation paid to executives in similar positions at a peer group of companies (the “Comparator Group”).
The committee sets the Comparator Group and reviews it annually. In general, the Comparator Group companies (i) are U.S.-based, (ii) engage in the semiconductor business, other electronics or information technology activities or use sophisticated manufacturing processes, (iii) have executive positions comparable in complexity to those of TI and (iv) use forms of executive compensation comparable to TI’s.
2024 PROXY STATEMENT • PAGE 32

Shown in the table below is the Comparator Group used for the compensation decisions for 2023.

3M Company	Intel Corporation
Accenture plc	Medtronic plc
Analog Devices, Inc.	Micron Technology, Inc.
Applied Materials, Inc.	Motorola Solutions, Inc.
Broadcom Inc.	NVIDIA Corporation
Cisco Systems, Inc.	QUALCOMM Incorporated
Corning Incorporated	TE Connectivity Ltd.
Emerson Electric Co.	Thermo Fisher Scientific Inc.
Honeywell International Inc.	Western Digital Corporation
The committee set the Comparator Group in July 2022 for the base salary and equity compensation decisions it made in 2023. For a discussion of the factors considered by the committee in setting the Comparator Group in July 2022, please see “Comparator group” on page 29 of the company’s 2023 proxy statement.
In July 2023, the committee conducted its regular review of the Comparator Group in terms of industry, revenue and market capitalization. With the advice of its compensation consultant, the committee decided to make no changes to the group. Accordingly, the committee used the same Comparator Group for the bonus decisions in January 2024 relating to 2023 performance. The table below compares the Comparator Group to TI in terms of revenue and market capitalization.

Company	Revenue ($ Billion) *	Market Cap ($ Billion) *
Accenture plc	64.6	224.4
Cisco Systems, Inc.	58.0	203.5
Intel Corporation	52.9	197.7
NVIDIA Corporation	44.9	1,212.7
Thermo Fisher Scientific Inc.	43.4	205.3
Honeywell International Inc.	36.4	134.2
QUALCOMM Incorporated	35.8	152.2
Broadcom Inc.	35.8	491.2
3M Company	32.7	60.0
Medtronic plc	32.0	112.4
Applied Materials, Inc.	26.5	123.8
Micron Technology, Inc.	16.2	92.1
TE Connectivity Ltd.	16.0	41.1
Emerson Electric Co.	15.2	54.6
Corning Incorporated	13.0	26.1
Analog Devices, Inc.	12.3	92.6
Western Digital Corporation	11.3	16.2
Motorola Solutions, Inc.	9.8	51.3
Median	32.4	118.1
Texas Instruments Incorporated	18.1	149.9
*Trailing four-quarter revenue and market capitalization is as reported by Thomson Reuters on January 5, 2024.
2024 PROXY STATEMENT • PAGE 33

Analysis of compensation determinations
Total compensation
Before finalizing the compensation of the executive officers, the committee reviewed all elements of compensation. The information included total cash compensation (salary, profit sharing and projected bonus), the grant date fair value of equity compensation, the impact (if any) that proposed compensation would have on other compensation elements, and a summary of benefits that the executives would receive under various termination scenarios. The review enabled the committee to see how various compensation elements relate to one another and what impact its decisions would have on the total earnings opportunity of the executives. In assessing the information, the committee did not target a specific level of total compensation or use a formula to allocate compensation among the various elements. Instead, it used its judgment in assessing whether the total was consistent with the objectives of the program. Based on this review, the committee determined that the level of compensation was appropriate.
Base salary
The committee set the 2023 rate of base salary for the following named executive officers as follows:

Officer	2023 Annual Rate	Change from 2022 Annual Rate
Haviv Ilan	$1,150,000	25.7%	(1)
Richard K. Templeton	$600,000	-58.0%	(2)
Rafael R. Lizardi	$810,000	5.2%
Hagop H. Kozanian	$770,000	5.5%
Kyle M. Flessner	$770,000	5.5%
Amichai Ron	$740,000	5.7%
(1)Mr. Ilan received a base salary adjustment of 5.5%, effective February 1, 2023, for his role as COO for the 2022 performance year. His annual base salary was then revised to $1,150,000, effective April 1, 2023, with his appointment as CEO.
(2)In transitioning from CEO to chairman of the board, Mr. Templeton’s base salary was set at $600,000, effective April 1, 2023.
For each of these executive officers, except Messrs. Ilan and Templeton, the committee set the 2023 base-salary rate listed above in January 2023. In keeping with its strategy, the committee targeted the annual base-salary rates to be at the estimated median level of salaries expected to be paid to similarly situated executives (considering job scope and tenure) of companies within the Comparator Group in January 2023.
The salary differences between the named executive officers were driven primarily by the market rate of pay (considering job scope and tenure) for each officer and not the application of a formula designed to maintain a differential between the officers.
2024 PROXY STATEMENT • PAGE 34

Equity compensation
In January 2023, the committee awarded equity compensation to each of the named executive officers listed below. The grants are shown in the table under “Grants of plan-based awards in 2023.” The grant date fair value of the awards is reflected in that table and in the “Stock Awards” and “Option Awards” columns of the 2023 summary compensation table. The table below is provided to assist the reader in comparing the grant date fair values and number of shares for each of the years shown in the summary compensation table.

Officer	Year	Grant Date Fair Value *	Stock Options (Shares)	Restricted Stock Units (Shares)
Haviv Ilan	2023	$12,000,009	129,560	34,463
	2022	$9,000,162	113,054	25,743
	2021	$7,000,036	85,996	20,682

Richard K. Templeton	2023	$17,500,109	188,942	50,259
	2022	$15,000,082	188,423	42,904
	2021	$13,000,129	159,706	38,410

Rafael R. Lizardi	2023	$4,800,144	51,824	13,786
	2022	$3,800,025	47,734	10,869
	2021	$3,300,173	40,541	9,751

Hagop H. Kozanian	2023	$5,100,044	55,063	14,647
	2022	$4,400,179	55,271	12,586
	2021	$3,800,144	46,684	11,228

Kyle M. Flessner	2023	$4,900,125	52,904	14,073
	2022	$4,200,199	52,759	12,014
	2021	$3,600,131	44,227	10,637

Amichai Ron	2023	$4,800,144	51,824	13,786
*See Notes 2 and 3 to the summary compensation table for information on how grant date fair value was calculated.
In January 2023, the committee awarded equity compensation to each of the named executive officers listed above. The committee’s general objective was to award to those officers equity compensation that had a grant date fair value at approximately the median market level of the most recently disclosed equity compensation granted by the Comparator Group.
In assessing the market level, the committee considered information presented by TI’s Compensation and Benefits organization (prepared using data provided by the committee’s compensation consultant) on the estimated value of the awards expected to be granted to similarly situated executives (considering job scope and tenure) of companies within the Comparator Group. Recognizing an increase in equity values among the Comparator Group in 2022, the compensation committee approved an increase in the equity values granted to TI executives in January 2023. The award value was estimated using the same methodology used for financial accounting.
For each officer, the committee set the desired grant value. The committee decided to allocate the value equally between restricted stock units and options for each officer, to give equal emphasis to promoting retention and performance, motivating the executive and aligning long-term interests with those of shareholders. Restricted stock units have a four-year cliff vest schedule in order to support retention of our executives. Stock options, which only have value when the value of the company increases (as measured by stock price), enhance the performance-orientation of our executive compensation program. Both of these equity awards align with shareholder interests to drive the long-term performance of the company.
2024 PROXY STATEMENT • PAGE 35

Before approving the grants, the committee reviewed the amount of unvested equity compensation held by the officers to assess its retention value. In making this assessment, the committee used its judgment and did not apply any formula, threshold or maximum. This review did not result in an increase or decrease of the awards.
The exercise price of the options was the closing price of TI stock on January 26, 2023, the second trading day after TI released its annual and fourth-quarter financial results for 2022. All grants were made under the Texas Instruments 2009 Long-Term Incentive Plan, which shareholders approved in April 2009 and amended in 2016.
All grants have the terms described under “Outstanding equity awards at fiscal year-end 2023.” The differences in the equity awards between the named executive officers were primarily the result of differences in the applicable estimated market level of equity compensation for their positions, and not the application of any formula designed to maintain differentials between the officers.
Bonus
In January 2024, the committee set the 2023 bonus compensation for executive officers based on its assessment of 2023 performance. In setting the bonuses, the committee used the following performance measures to assess the company:
•The relative one-year and three-year performance of TI as compared with Semiconductor Peers, as measured by
◦revenue growth,
◦operating profit margin,
◦total shareholder return, and
•The absolute one-year and three-year performance of TI on the above measures.
•In addition, the committee considered strategic progress by reviewing company and strategic positioning (including ESG), operating performance, and revenue growth, including TI competitiveness in key markets with core products and technologies, and the strength of relationships with customers.
The committee has consistently utilized these measures and believes its holistic approach to evaluation gives it the insight to most effectively and critically judge results and encourages executives to pursue strategies that serve the long-term interests of the company and its shareholders.
In the comparison of relative performance, the committee used the following companies (the “Semiconductor Peers”):

Advanced Micro Devices, Inc.	NXP Semiconductors N.V.
Analog Devices, Inc.	ON Semiconductor Corporation
Broadcom Inc.	Qorvo, Inc.
Infineon Technologies AG	QUALCOMM Incorporated
Intel Corporation	Renesas Electronics Corporation
Marvell Technology Group Ltd.	Skyworks Solutions, Inc.
Microchip Technology Incorporated	STMicroelectronics N.V.
NVIDIA Corporation
To the extent the companies had not released financial results for the year or the most recent quarter, the committee based its evaluation on estimates and projections of the companies’ financial results for 2023.
This list includes both broad-based and niche suppliers that operate in our key markets or offer technology that competes with our products. The committee considers annually whether the list is still appropriate in terms of revenue, market capitalization and changes in business activities of the companies. The committee made no changes to the list of Semiconductor Peers in 2023.
2024 PROXY STATEMENT • PAGE 36

Assessment of 2023 performance
The committee spent extensive time in November and January assessing TI’s results and strategic progress for 2023. In setting bonuses, the committee considered quantitative and qualitative measures on both an absolute and relative basis, and the company’s strategic focus on long-term growth of free cash flow per share, and made certain that resulting decisions were founded on both solid data and sound judgment. Operating profit margin was positive and above median relative to Semiconductor Peers. Revenue declined and relative performance was below median. TSR was up year-on-year, but below median relative to Semiconductor Peers. In aggregate, the committee determined that the company continued to strengthen its strategic position, which will benefit the company and drive value for shareholders for the long term. This strategic progress includes continued investments to extend the company’s manufacturing advantage to support future revenue growth and provide customers with geopolitically dependable, low-cost 300mm capacity at scale. Considering these results holistically, the committee determined bonuses for executive officers should be down 10% year-on-year. Details on the committee’s assessment are below.

	2023 Absolute Performance	2023 Relative Performance *
Revenue Growth: Total TI	-12.5%	Below median
Profit from Operations as a % of Revenue (Operating Profit Margin)	41.8%	Above median
Total Shareholder Return (TSR)	6.4%	Below median

Assessment of Strategic Progress	Strengthened strategic position in 2023

Year-on-Year Change in Bonus for NEOs (2023 Bonus Compared with 2022)	10% decrease
*    Relative to Semiconductor Peers; includes estimates and projections of certain peer companies’ financial results. (It is important to note that the median growth rate of Semiconductor Peers includes the benefit of acquisitions, whereas TI’s growth rate is entirely organic.)
Strategic progress
•Our primary objective is the long-term growth of free cash flow per share. To achieve this objective, the company’s strategy is comprised of having a great business model, a disciplined approach to capital allocation and a focus on efficiency.
•The company’s business model is designed around four sustainable competitive advantages that, in combination, provide tangible benefits and are difficult to replicate. These advantages include (i) a strong foundation of manufacturing and technology, (ii) a broad portfolio of analog and embedded processing products, (iii) the reach of our market channels, and (iv) diversity and longevity of our products, markets and customer positions. In 2023, the company continued investing to strengthen and leverage these advantages for the long term. The company’s strategic focus is on analog and embedded processing products sold into six end markets: industrial, automotive, personal electronics, communications equipment, enterprise systems and other. In 2023, the company continued the disciplined allocation of R&D spending to strengthen its product portfolio, building on the existing foundation for near- and long-term results.
•TI’s broad analog and embedded processing product portfolio includes tens of thousands of products, with more products added each year, offering strong differentiation and longevity. In 2023, greater than 90% of TI’s revenue came from analog and embedded processing semiconductors.
◦The company places additional strategic emphasis on designing and selling products into the industrial and automotive markets, which it believes represent the best growth opportunity because of the increasing semiconductor content in these markets. In 2023, approximately 75% of TI’s revenue came from industrial and automotive markets.
2024 PROXY STATEMENT • PAGE 37

•TI’s revenue continues to come from a diverse base of thousands of applications. This is an intentional strategy that prevents dependence on a single market, customer or product.
•TI’s internal capability to manufacture semiconductors remains a competitive advantage by providing lower costs and greater control of the supply chain. In 2023, the company continued to invest to strengthen its competitive advantage in manufacturing and technology as part of the company's long-term capacity planning to meet demand over time. The company is ramping production in its new 300mm wafer fabrication facilities in Richardson, Texas (RFAB2) and Lehi, Utah (LFAB1), continuing construction on its next 300mm wafer fabrication facilities in Sherman, Texas (SM1 and SM2), and started construction on its next 300mm wafer fabrication facility in Lehi, Utah (LFAB2).
•In 2023, the company continued to make progress in building closer direct relationships with its customers to further strengthen and extend its reach of market channels. The company continues to build on prior multiyear investments in its sales and marketing team, TI.com, business processes and logistics to build closer direct relationships with its customers. In 2023, about 75% of the company’s revenue was direct, which includes TI.com, as customers valued the convenience of purchasing online. In addition, the company continues to invest in new and improved capabilities to directly support our customers, including website and e-commerce enhancements, as well as inventory consignment programs and order fulfillment services. TI’s reach of market channels provides access to more customers and more of their design projects, leading to the opportunity to sell more TI products into each design, and also provides better insight and knowledge of customers’ needs.
•In total, the committee determined that TI’s strategic position was strengthened by management’s decisions and actions in 2023.
Revenue and operating profit margin
•Annual performance
◦TI’s revenue declined in 2023 by 12.5% and relative performance was below median. It is important to note that the median growth rate of Semiconductor Peers includes the benefit of acquisitions, whereas TI’s growth rate is entirely organic.
◦Revenues for the company’s core businesses of analog and embedded processing decreased 15.1% and increased 3.3%, respectively.
◦Operating profit margin was 41.8%, which was below the prior year’s margin while remaining above the median comparison with Semiconductor Peers.
•Three-year performance
◦Compound annual revenue growth for 2021-2023 was 6.6%, which was below the median competitor comparison. It is important to note that the median growth rate of Semiconductor Peers includes the benefit of acquisitions, whereas TI’s growth rate is entirely organic.
◦Average operating profit margin for 2021-2023 was 47.3%, which was above the median competitor comparison.
Total shareholder return (TSR)
•One-year TSR was 6.4%, below the median TSR as compared with Semiconductor Peers.
•The company returned $4.85 billion to shareholders in 2023 through dividends and share repurchases. The quarterly dividend rate increased 5%, marking 20 consecutive years of dividend increases. The company used $293 million to repurchase 1.8 million shares of stock. Dividend increases and share repurchases are important elements of TI’s capital management.
•The balance sheet remained robust, ending the year with total cash (cash and cash equivalents plus short-term investments) of $8.58 billion.
•The three-year compound annual growth rate for TSR was 4.1%, below the median competitor comparison.
2024 PROXY STATEMENT • PAGE 38

Performance summary

	One-Year	Three-Year
Revenue growth: total TI	-12.5%	6.6%	CAGR *
Operating profit margin	41.8%	47.3%	average
Total shareholder return (TSR) **	6.4%	4.1%
*    CAGR (compound annual growth rate) is calculated using the formula (Ending Value/ Beginning Value)1/number of years minus 1.
**    One-year and three-year TSR percentages are obtained from a report generated using a subscription service to Equilar, an executive compensation and corporate governance data firm.
Before setting the bonuses for the named executive officers, the committee considered the officers’ individual performance. The performance of both individuals serving as CEO in 2023 was judged according to the performance of the company. For the other officers, the committee considered the factors described below in assessing individual performance. In making this assessment, the committee did not apply any formula or performance targets.
Mr. Ilan served as COO until transitioning to CEO, effective April 1, 2023. The committee determined Mr. Ilan’s bonus by assessing the competitive market range of bonuses for similarly situated CEOs in the Comparator Group, pro-rated for time served as CEO and reduced by 10% to reflect the company’s 2023 relative performance result.
Mr. Templeton served as CEO until transitioning to chairman of the board, effective April 1, 2023. The committee noted Mr. Templeton’s contributions in first quarter 2023 as CEO, followed by his continuing contributions to the company’s strategic progress in his role as chairman of the board.
Mr. Lizardi is the chief financial officer. The committee noted the financial management of the company.
Mr. Kozanian is responsible for our analog signal chain product line within our analog business. The committee noted the financial performance and strategic position of this product line.
Mr. Flessner was responsible for our semiconductor technology and manufacturing operations. The committee noted the performance of those operations, including their cost-competitiveness and inventory management.
Mr. Ron is responsible for the company’s embedded processing business. The committee noted the financial performance and strategic position of the operations and product lines for which he was responsible.
The bonuses awarded for 2023 performance are shown in the table below. The differences in the amounts awarded to the named executive officers were primarily the result of differences in the officers’ level of responsibility and related performance and the applicable market level of total cash compensation expected to be paid to similarly situated officers at companies within the Comparator Group.

Officer	2023 Bonus	2022 Bonus
Haviv Ilan	$2,500,000	$2,070,000
Richard K. Templeton	$2,000,000	$4,550,000
Rafael R. Lizardi	$1,090,000	$1,210,000
Hagop H. Kozanian	$1,315,000	$1,460,000
Kyle M. Flessner	$1,315,000	$1,460,000
Amichai Ron	$1,210,000	n/a (1)
(1)Mr. Ron was not a named executive officer in 2022.
2024 PROXY STATEMENT • PAGE 39

Results of the compensation decisions
Results of the compensation decisions made by the committee relating to the named executive officers are summarized in the following table. This table is provided as a supplement to the summary compensation table for investors who may find it useful to see the data presented in this form. Although the committee does not target a specific level of total compensation, it considers information similar to that in the table to ensure that the sum of these elements is, in its judgment, in a reasonable range based on market level of pay and consistent with the objectives of the program.

Officer	Year	Salary (Annual Rate)	Profit Sharing	Bonus		Equity Compensation (Grant Date Fair Value)	Total
Haviv Ilan	2023	$1,150,000	$219,917	$2,500,000		$12,000,009	$15,869,926
	2022	$915,000	$182,417	$2,070,000		$9,000,162	$12,167,579
	2021	$880,000	$175,500	$1,875,000		$7,000,036	$9,930,536

Richard K. Templeton	2023	$600,000	$161,750	$2,000,000		$17,500,109	$20,261,859
	2022	$1,435,000	$286,083	$4,550,000		$15,000,082	$21,271,165
	2021	$1,380,000	$275,333	$4,125,000		$13,000,129	$18,780,462

Rafael R. Lizardi	2023	$810,000	$161,333	$1,090,000		$4,800,144	$6,861,477
	2022	$770,000	$153,500	$1,210,000		$3,800,025	$5,933,525
	2021	$740,000	$147,333	$1,100,000		$3,300,173	$5,287,506

Hagop H. Kozanian	2023	$770,000	$153,333	$1,315,000		$5,100,044	$7,338,377
	2022	$730,000	$145,167	$1,460,000		$4,400,179	$6,735,346
	2021	$680,000	$134,667	$1,393,000	*	$3,800,144	$6,007,811

Kyle M. Flessner	2023	$770,000	$153,333	$1,315,000		$4,900,125	$7,138,458
	2022	$730,000	$145,500	$1,460,000		$4,200,199	$6,535,699
	2021	$700,000	$139,333	$1,395,000	*	$3,600,131	$5,834,464

Amichai Ron	2023	$740,000	$147,333	$1,210,000		$4,800,144	$6,897,477
*    Consists of performance bonus awarded for 2021 in the amount of $1,325,000 for Mr. Kozanian and $1,325,000 for Mr. Flessner, and a one-time cash bonus of $68,000 for Mr. Kozanian and $70,000 for Mr. Flessner for extraordinary effort managing issues related to the semiconductor supply shortage.
This table shows the annual rate of base salary for each named executive officer. In the summary compensation table, the “Salary” column shows the actual salary paid in the year. Please see Notes 2 and 3 to the summary compensation table for information about how grant date fair value was calculated.
The “Total” for all named executive officers for 2023 was higher than 2022 primarily due to higher equity awards in January 2023, reflecting an effort to align with the projected market range for similarly situated executives in our Comparator Group.
2024 PROXY STATEMENT • PAGE 40

The compensation decisions shown above resulted in the following 2023 compensation mix for the named executive officers:
*    Average data for Messrs. Ilan and Templeton
**    Average data for the named executive officers other than Messrs. Ilan and Templeton

Equity dilution
The compensation committee’s goal is to keep net annual dilution from equity compensation under 2%. “Net annual dilution” means the number of shares under equity awards granted by the committee each year to all employees (net of award forfeitures) as a percentage of the shares of the company’s outstanding common stock. Equity awards granted in 2023 resulted in 0.5% net annual dilution.
Process for equity grants
The compensation committee makes grant decisions for equity compensation at its January meeting each year. The dates on which these meetings occur are generally set three years in advance. The January meetings of the board and the committee generally occur in the week or two before we announce our financial results for the previous quarter and year.
On occasion, the committee may grant stock options or restricted stock units to executives at times other than January. For example, it has done so in connection with job promotions and for purposes of retention.
We do not backdate stock options or restricted stock units. We do not accelerate or delay the release of information due to plans for making equity grants.
If the committee meeting falls in the same month as the release of the company’s financial results, the committee’s general practice is to make grants effective on the later to occur of (i) the second trading day after the results have been released or other information has been publicly disclosed or (ii) the meeting day. In other months, its practice is to make them effective on the day of committee action. The exercise price of stock options is the closing price of TI stock on the effective date of the grant.
2024 PROXY STATEMENT • PAGE 41

Recoupment policy
The company has a policy concerning recoupment (“clawback”) of executive compensation in accordance with the regulations mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the policy, in the event the company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, the committee shall seek to recover incentive-based compensation received by any executive officer during the three fiscal years immediately preceding the date that such a restatement is required in excess of the amount of incentive-based compensation that otherwise would have been received by the executive officer had such compensation been determined based on the restated financial results. In addition, the committee may determine whether and to what extent additional recoupment of any executive compensation is appropriate, including with respect to fraud or willful misconduct.
Most recent stockholder advisory vote on executive compensation
In April 2023, our shareholders cast an advisory vote on the company’s executive compensation decisions and policies as disclosed in the proxy statement issued by the company in March 2023. Approximately 84% of the shares voted on the matter were cast in support of the compensation decisions and policies as disclosed. The committee considered this result and determined that it was not necessary at this time to make any material changes to the company’s compensation policies and practices in response to the advisory vote.
Benefits
Retirement plans
The executive officers participate in our retirement plans under the same rules that apply to other U.S. employees. We maintain these plans to have a competitive benefits program and for retention.
We have a U.S. qualified defined benefit pension plan that was closed to new participants in 1997. Then-current participants were given the choice to continue participating in the plan, or to have their plan benefits frozen (i.e., no benefit increase attributable to years of service or change in eligible earnings) and begin participating in an enhanced defined contribution plan. Messrs. Templeton and Flessner chose to have their benefits frozen. The other named executive officers joined the company after 1997 and are not eligible to participate in the defined benefit plan.
The Internal Revenue Code (IRC) imposes certain limits on the retirement benefits that may be provided under a qualified plan. To maintain the desired level of benefits, we have non-qualified defined benefit pension plans for participants in the qualified pension plan. Under the non-qualified plans, participants receive benefits that would ordinarily be paid under the qualified pension plan but for the limitations under the IRC. For additional information about the defined benefit plans, please see “2023 pension benefits.”
In general, if an employee who participates in the pension plan (including an employee whose benefits are frozen as described above) dies after having met the requirements for normal or early retirement, his or her beneficiary will receive a benefit equal to the lump-sum amount that the participant would have received if he or she had retired before death. Having already reached the age of 55 and at least 20 years of employment, Mr. Templeton is eligible for early retirement under the pension plans.
All employees who are not accruing benefits in the qualified pension plan are eligible to participate in a defined contribution plan that provides employer matching contributions. All named executive officers participate. This plan provides for (i) a fixed employer contribution plus an employer matching contribution for employees hired on or before December 31, 2003, or (ii) an employer matching contribution for employees hired after December 31, 2003.
The committee considers the potential effect on the executives’ retirement benefits when it sets salary and performance bonus levels.
2024 PROXY STATEMENT • PAGE 42

Deferred compensation
Any U.S. employee whose base salary and management responsibility exceed a certain level may defer the receipt of a portion of his or her salary, bonus and profit sharing. Rules of the U.S. Department of Labor require that this plan be limited to a select group of management or highly compensated employees. The plan allows employees to defer the receipt of their compensation in a tax-efficient manner. Eligible employees include, but are not limited to, the executive officers. We have the plan to be competitive with the benefits packages offered by other companies.
The executive officers’ deferred compensation account balances are unsecured, and all amounts remain part of the company’s operating assets. The value of the deferred amounts tracks the performance of investment alternatives selected by the participant. These alternatives are identical to those offered to participants in the defined contribution plans described above. The company does not guarantee any minimum return on the amounts deferred. In accordance with SEC rules, no earnings on deferred compensation are shown in the summary compensation table for 2023 because no “above market” rates were earned on deferred amounts in that year.
Employee stock purchase plan
We have an employee stock purchase plan. Under the plan, which our shareholders approved, all employees in the U.S. and certain other countries may purchase a limited number of shares of the company’s common stock at a 15% discount. The plan is designed to offer the broad-based employee population an opportunity to acquire an equity interest in the company and thereby align their interests with those of shareholders. Consistent with our general approach to benefit programs, executive officers are also eligible to participate.
Health-related benefits
Executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, disability and life insurance. These benefits are intended to be competitive with benefits offered in the semiconductor industry.
Other benefits
Executive officers receive only a few benefits that are not available to all other U.S. employees. They are eligible for a company-paid physical and financial counseling. In addition, the board of directors has determined that for security reasons, it is in the company’s interest to allow Mr. Ilan, at his option, to use company aircraft for personal air travel. Please see Note 6 to the summary compensation table for 2023 and “Potential payments upon termination or change in control – Termination – Perquisites” for further details. The company provides no tax gross-ups for perquisites to any of the executive officers.
Compensation following employment termination or change in control
None of the executive officers has an employment contract. Executive officers are eligible for benefits on the same terms as other U.S. employees upon termination of employment or a change in control of the company. The current programs are described under “Potential payments upon termination or change in control.” None of the few additional benefits that the executive officers receive continue after termination of employment, except that financial counseling is provided for a transition period following retirement. The committee reviews the potential impact of these programs before finalizing the annual compensation for the named executive officers. The committee did not raise or lower compensation for 2023 based on this review.
The Texas Instruments 2009 Long-Term Incentive Plan generally establishes double-trigger change in control terms. Under those terms, options become fully exercisable and shares are issued under restricted stock unit awards (to the extent permitted by Section 409A of the IRC) if the grantee is involuntarily terminated within 24 months after a change in control of TI. These terms are intended to encourage employees to remain with the company through a transaction while reducing employee uncertainty and distraction in the period leading up to any such event.
2024 PROXY STATEMENT • PAGE 43

Stock ownership guidelines and policy against hedging
Our board of directors has established stock ownership guidelines for executive officers. The guideline for the CEO is six times base salary, and the guideline for other executive officers is three times base salary. Executive officers have five years from their election as executive officers to reach these targets. Directly owned shares and restricted stock units count toward satisfying the guidelines.
Short sales of TI stock by our executive officers are prohibited. It is against TI policy for any employee, including an executive officer, to engage in trading in “puts” (options to sell at a fixed price), “calls” (similar options to buy), or other options or hedging techniques on TI stock.
Consideration of tax and accounting treatment of compensation
Current tax law limits the tax deductibility of annual compensation paid to any publicly held corporation’s “covered employees,” which includes all of our named executive officers. The compensation committee considers the impact of this deductibility limit as one factor in its determination of compensation.
When setting equity compensation, the committee considers the cost for financial reporting purposes of equity compensation it intends to grant. Its consideration of the cost of grants made in 2023 is discussed under “Analysis of compensation determinations – Equity compensation.”
Compensation committee report
The compensation committee of the board of directors has furnished the following report:
The committee has reviewed and discussed the Compensation Discussion and Analysis with the company’s management. Based on that review and discussion, the committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for 2023 and the company’s proxy statement for the 2024 annual meeting of stockholders.

Martin S. Craighead, Chair	Mark A. Blinn	Carrie S. Cox	Ronald Kirk
2024 PROXY STATEMENT • PAGE 44

2023 compensation tables
2023 summary compensation table
The table below shows the compensation of the named executive officers for services in all capacities to the company in 2023.

Name and Principal Position (1)	Year	Salary	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Haviv Ilan	2023	$1,099,583	$2,500,000	$6,000,008	$6,000,001	$219,917	—	$379,528	$16,199,037
Director, President &	2022	$912,083	$2,070,000	$4,500,134	$4,500,028	$182,417	—	$127,334	$12,291,996
Chief Executive Officer	2021	$877,500	$1,875,000	$3,500,015	$3,500,021	$175,500	—	$100,282	$10,028,318

Richard K. Templeton	2023	$808,750	$2,000,000	$8,750,092	$8,750,017	$161,750	—	$421,709	$20,892,318
Chairman and Former	2022	$1,430,417	$4,550,000	$7,500,048	$7,500,034	$286,083	—	$363,004	$21,629,586
Chief Executive Officer	2021	$1,376,667	$4,125,000	$6,500,124	$6,500,005	$275,333	—	$418,282	$19,195,411

Rafael R. Lizardi	2023	$806,667	$1,090,000	$2,400,143	$2,400,001	$161,333	—	$136,074	$6,994,218
Senior Vice President &	2022	$767,500	$1,210,000	$1,900,010	$1,900,015	$153,500	—	$124,280	$6,055,305
Chief Financial Officer	2021	$736,667	$1,100,000	$1,650,162	$1,650,011	$147,333	—	$112,797	$5,396,970

Hagop H. Kozanian	2023	$766,667	$1,315,000	$2,550,043	$2,550,001	$153,333	—	$89,216	$7,424,260
Senior Vice President	2022	$725,833	$1,460,000	$2,200,159	$2,200,020	$145,167	—	$86,047	$6,817,226
	2021	$673,333	$1,393,000	$1,900,114	$1,900,030	$134,667	—	$216,790	$6,217,934

Kyle M. Flessner	2023	$766,667	$1,315,000	$2,450,109	$2,450,016	$153,333	$1,223	$127,903	$7,264,251
Senior Vice President	2022	$727,500	$1,460,000	$2,100,167	$2,100,032	$145,500	—	$139,176	$6,672,375
	2021	$696,667	$1,395,000	$1,800,100	$1,800,031	$139,333	—	$138,892	$5,970,023

Amichai Ron	2023	$736,667	$1,210,000	$2,400,143	$2,400,001	$147,333	—	$82,075	$6,976,219
Senior Vice President
(1)Mr. Templeton was the company’s president and chief executive officer through March 31, 2023, and chairman for all of 2023. Mr. Ilan became the company’s president and chief executive officer on April 1, 2023.
(2)Shown is the aggregate grant date fair value of restricted stock unit (RSU) awards calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2023 appears in Note 3 to the 2023 financial statements. For a description of the grant terms, see the discussion following the outstanding equity awards at fiscal year-end 2023 table. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2022 and 2021 appears in Note 3 to the financial statements in TI’s annual report on Form 10-K for the year ended December 31, 2022 (2022 financial statements), and the financial statements in TI’s annual report on Form 10-K for the year ended December 31, 2021 (2021 financial statements).
(3)Shown is the aggregate grant date fair value of options calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of the valuation of options granted in 2023 appears in Note 3 to the 2023 financial statements. For a description of the grant terms, see the discussion following the outstanding equity awards at fiscal year-end 2023 table. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2022 and 2021 appears in Note 3 to the 2022 and 2021 financial statements.
2024 PROXY STATEMENT • PAGE 45

(4)Consists of the profit sharing amount paid to each of the named executive officers for 2023.
(5)The company does not pay above-market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. The amounts in this column represent the change in the actuarial value of the named executive officers’ benefits under the qualified defined benefit pension plan (TI Employees Pension Plan) and the non-qualified defined benefit pension plans (TI Employees Non-Qualified Pension Plan and TI Employees Non-Qualified Pension Plan II) from December 31, 2022, through December 31, 2023. This “change in the actuarial value” is the difference between the 2022 and 2023 present value of the pension benefit accumulated as of year-end by the named executive officer, assuming that benefit is not paid until age 65. Mr. Templeton’s and Mr. Flessner’s benefits under the company’s pension plans were frozen as of December 31, 1997. Messrs. Lizardi, Ilan, Kozanian and Ron do not participate in any of the company’s defined benefit pension plans.
(6)Consists of (i) the amounts in the table below, which result from programs available to all eligible U.S. employees, and (ii) perquisites and personal benefits that meet the disclosure thresholds established by the SEC and are detailed in the paragraph below.

Name	401(k) Contribution	Defined Contribution Retirement Plan (a)
Haviv Ilan	$13,200	$100,828
Richard K. Templeton	$13,200	$316,155
Rafael R. Lizardi	$13,200	$102,959
Hagop H. Kozanian	$13,200	$59,180
Kyle M. Flessner	$13,200	$114,703
Amichai Ron	$13,200	$68,875
(a)Consists of (i) contributions under the company’s enhanced defined contribution retirement plan of $6,600 for Messrs. Templeton, Lizardi and Flessner and (ii) an additional amount of $309,555 for Mr. Templeton, $96,359 for Mr. Lizardi, $100,828 for Mr. Ilan, $59,180 for Mr. Kozanian, $108,103 for Mr. Flessner and $68,875 for Mr. Ron, applied by TI to offset IRC limitations on amounts that could be contributed to the enhanced defined contribution retirement plan, which amount is also shown in the 2023 non-qualified deferred compensation table.
The perquisites and personal benefits for 2023 are $92,354 for Mr. Templeton, consisting of financial counseling, an executive physical, payment of a regulatory filing fee ($30,000), the taxable value of a gift from the company and personal use of company aircraft ($39,638), $19,915 for Mr. Lizardi, consisting of financial counseling and an executive physical, $265,500 for Mr. Ilan, consisting of financial counseling, the taxable value of a gift from the company, an executive physical and personal use of company aircraft ($246,380), and $16,836 for Mr. Kozanian, consisting of financial counseling and an executive physical. Financial counseling and an executive physical were made available to the other named executive officers, but the amounts attributable to those officers were below the disclosure thresholds. The aggregate incremental cost to the company for personal use of the company aircraft is calculated using a method that takes into account the cost of fuel, trip-related maintenance and crew travel expenses, as well as other variable costs. Because the aircraft is used primarily for business travel, the calculation does not include fixed costs.
2024 PROXY STATEMENT • PAGE 46

Grants of plan-based awards in 2023
The following table shows the grants of plan-based awards to the named executive officers in 2023.

Name	Grant Date		Date of Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
Haviv Ilan	1/26/2023	(1)	1/19/2023		129,560	$174.10	$6,000,001
	1/26/2023	(1)	1/19/2023	34,463			$6,000,008
Richard K. Templeton	1/26/2023	(1)	1/19/2023		188,942	$174.10	$8,750,017
	1/26/2023	(1)	1/19/2023	50,259			$8,750,092
Rafael R. Lizardi	1/26/2023	(1)	1/19/2023		51,824	$174.10	$2,400,001
	1/26/2023	(1)	1/19/2023	13,786			$2,400,143
Hagop H. Kozanian	1/26/2023	(1)	1/19/2023		55,063	$174.10	$2,550,001
	1/26/2023	(1)	1/19/2023	14,647			$2,550,043
Kyle M. Flessner	1/26/2023	(1)	1/19/2023		52,904	$174.10	$2,450,016
	1/26/2023	(1)	1/19/2023	14,073			$2,450,109
Amichai Ron	1/26/2023	(1)	1/19/2023		51,824	$174.10	$2,400,001
	1/26/2023	(1)	1/19/2023	13,786			$2,400,143
(1)In accordance with the grant policy of the compensation committee of the board (described under “Process for equity grants”), the grants became effective on the second trading day after the company released its financial results for the fourth quarter and year 2022. The company released these results on January 24, 2023.
(2)The stock awards granted to the named executive officers in 2023 were RSU awards. These awards were made under the company’s 2009 Long-Term Incentive Plan. For information on the terms and conditions of these RSU awards, see the discussion following the outstanding equity awards at fiscal year-end 2023 table.
(3)The options were granted under the company’s 2009 Long-Term Incentive Plan. For information on the terms and conditions of these options, see the discussion following the outstanding equity awards at fiscal year-end 2023 table.
(4)The exercise price of the options is the closing price of TI common stock on January 26, 2023.
(5)Shown is the aggregate grant date fair value computed in accordance with ASC 718 for stock and option awards in 2023. The discussion of the assumptions used for purposes of the valuation appears in Note 3 to the 2023 financial statements.
None of the options or other equity awards granted to the named executive officers was repriced or modified by the company.
For additional information regarding TI’s equity compensation grant practices, see the Compensation Discussion and Analysis.
2024 PROXY STATEMENT • PAGE 47

Outstanding equity awards at fiscal year-end 2023
The following table shows the outstanding equity awards for each of the named executive officers as of December 31, 2023.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Haviv Ilan	—	129,560	(2)	$174.10	1/26/2033	34,463	(6)	$5,874,563
	28,263	84,791	(3)	$174.81	1/27/2032	25,743	(7)	$4,388,152
	42,998	42,998	(4)	$169.23	1/28/2031	20,682	(8)	$3,525,454
	65,998	22,000	(5)	$130.52	1/24/2030	17,239	(9)	$2,938,560
	86,122	—		$104.41	1/25/2029	—		—
	81,828	—		$110.15	1/25/2028	—		—
	58,151	—		$79.26	1/26/2027	—		—

Richard K. Templeton	—	188,942	(2)	$174.10	1/26/2033	50,259	(6)	$8,567,149
	47,105	141,318	(3)	$174.81	1/27/2032	42,904	(7)	$7,313,416
	79,853	79,853	(4)	$169.23	1/28/2031	38,410	(8)	$6,547,369
	190,662	63,554	(5)	$130.52	1/24/2030	49,801	(9)	$8,489,078
	294,627	—		$104.41	1/25/2029	—		—
	258,403	—		$110.15	1/25/2028	—		—
	333,615	—		$79.26	1/26/2027	—		—
	489,557	—		$52.93	1/29/2026	—		—
	516,440	—		$53.94	1/28/2025	—		—

Rafael R. Lizardi	—	51,824	(2)	$174.10	1/26/2033	13,786	(6)	$2,349,962
	11,933	35,801	(3)	$174.81	1/27/2032	10,869	(7)	$1,852,730
	20,270	20,271	(4)	$169.23	1/28/2031	9,751	(8)	$1,662,155
	48,399	16,133	(5)	$130.52	1/24/2030	12,642	(9)	$2,154,955
	33,996	—		$104.41	1/25/2029	—		—
	12,921	—		$110.15	1/25/2028	—		—

Hagop H. Kozanian	—	55,063	(2)	$174.10	1/26/2033	14,647	(6)	$2,496,728
	13,817	41,454	(3)	$174.81	1/27/2032	12,586	(7)	$2,145,410
	23,342	23,342	(4)	$169.23	1/28/2031	11,228	(8)	$1,913,925
	14,666	14,667	(5)	$130.52	1/24/2030	11,493	(9)	$1,959,097
	11,332	—		$104.41	1/25/2029	—		—

Kyle M. Flessner	—	52,904	(2)	$174.10	1/26/2033	14,073	(6)	$2,398,884
	13,189	39,570	(3)	$174.81	1/27/2032	12,014	(7)	$2,047,906
	22,113	22,114	(4)	$169.23	1/28/2031	10,637	(8)	$1,813,183
	52,799	17,600	(5)	$130.52	1/24/2030	13,791	(9)	$2,350,814
	67,991	—		$104.41	1/25/2029	—		—

Amichai Ron	—	51,824	(2)	$174.10	1/26/2033	13,786	(6)	$2,349,962
	12,561	37,685	(3)	$174.81	1/27/2032	11,441	(7)	$1,950,233
	18,428	18,428	(4)	$169.23	1/28/2031	8,864	(8)	$1,510,957
	29,333	9,778	(5)	$130.52	1/24/2030	7,662	(9)	$1,306,065
	15,865	—		$104.41	1/25/2029	—		—
	12,921	—		$110.15	1/25/2028	—		—
2024 PROXY STATEMENT • PAGE 48

(1)Calculated by multiplying the number of RSUs by the closing price of TI common stock on December 29, 2023 ($170.46).
(2)One-quarter of the shares became exercisable on January 26, 2024, and one-third of the remaining shares become exercisable on each of January 26, 2025 and January 26, 2026 and January 26, 2027.
(3)One-third of the shares became exercisable on January 27, 2024, and one-half of the remaining shares become exercisable on each of January 27, 2025 and January 27, 2026.
(4)One-half of the shares became exercisable on January 28, 2024, and the remaining one-half become exercisable on January 28, 2025.
(5)Became fully exercisable on January 24, 2024.
(6)Vesting date is January 29, 2027.
(7)Vesting date is January 30, 2026.
(8)Vesting date is January 31, 2025.
(9)Vested on January 31, 2024.
Option awards
The “Option Awards” shown in the table above are non-qualified stock options, each of which represents the right to purchase shares of TI common stock at the stated exercise price. The exercise price is the closing price of TI common stock on the grant date. The term of each option is 10 years unless the option is terminated earlier pursuant to provisions summarized in the chart below and in the paragraph following the chart. Options become exercisable in increments of 25% per year beginning on the first anniversary of the date of the grant. The chart below shows the termination provisions relating to stock options outstanding as of December 31, 2023. The compensation committee of the board of directors established these termination provisions to promote employee retention while offering competitive terms.

	Employment Termination due to Death or Permanent Disability or at Least 6 Months after Grant When Retirement Eligible *	Employment Termination for Cause	Other Circumstances of Employment Termination
Unexercisable portion of option	Continues	Stops	Stops
Exercisable portion of option	Remains exercisable to end of term	Terminates	Remains exercisable for 30 days
*    Retirement eligibility is defined for purposes of equity awards as at least age 55 with 10 or more years of TI service or at least age 65.
Options may be canceled if, during the two years after employment termination, the grantee competes with TI or solicits TI employees to work for another company or if the grantee discloses TI trade secrets. In addition, for options received while the grantee was an executive officer, the company may reclaim (or “clawback”) profits earned under grants if the officer engages in such conduct. These provisions are intended to strengthen retention and provide a reasonable remedy to TI in case of competition, solicitation of our employees or disclosure of our confidential information.
Options become fully vested if the grantee is involuntarily terminated from employment with TI (other than for cause) within 24 months after a change in control of TI. “Change in control” is defined as provided in the Texas Instruments 2009 Long-Term Incentive Plan and occurs upon (i) acquisition of more than 50% of the voting stock or at least 80% of the assets of TI or (ii) change of a majority of the board of directors in a 12-month period unless a majority of the directors then in office endorsed the appointment or election of the new directors (“Plan definition”). These terms are intended to reduce employee uncertainty and distraction in the period leading up to a change in control, if such an event were to occur.
2024 PROXY STATEMENT • PAGE 49

Stock awards
The “Stock Awards” column in the table of outstanding equity awards at fiscal year-end 2023 are RSU awards. Each RSU represents the right to receive one share of TI common stock on a stated date (the “vesting date”) unless the award is terminated earlier under terms summarized below. In general, the vesting date is approximately four years after the grant date. Each RSU includes the right to receive dividend equivalents, which are paid annually in cash at a rate equal to the amount paid to stockholders in dividends.
The table below shows the termination provisions of RSUs outstanding as of December 31, 2023.

Employment Termination Due to Death or Permanent Disability or at Least Six Months after Grant When Retirement Eligible	Employment Termination For Cause	Other Circumstances of Employment Termination
Vesting continues; shares are paid at the scheduled vesting date	Grant cancels; no shares are issued	Grant cancels; no shares are issued
These termination provisions are intended to promote retention. All RSU awards contain cancellation and clawback provisions like those described above for stock options. The terms provide that, to the extent permitted by Section 409A of the IRC, the award vests upon involuntary termination of TI employment within 24 months after a change in control. Change in control is the Plan definition. These cancellation, clawback and change in control terms are intended to conform RSU terms with those of stock options (to the extent permitted by the IRC) and to achieve the objectives described above in the discussion of stock options.
In addition to the “Stock Awards” shown in the outstanding equity awards at fiscal year-end 2023 table, Mr. Templeton holds an award of RSUs that was granted in 1995. The award, for 120,000 shares of TI common stock, vested in 2000. Under the award terms, the shares will be issued to Mr. Templeton in March of the year after his termination of employment for any reason. These terms were designed to provide a tax benefit to the company by postponing the related compensation expense until it was likely to be fully deductible. In accordance with SEC requirements, this award is reflected in the 2023 non-qualified deferred compensation table.
2023 option exercises and stock vested
The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers in 2023 and the value of any RSUs that vested in 2023. For option exercises, the value realized is calculated by multiplying the number of shares acquired by the difference between the exercise price and the market price of TI common stock on the exercise date. For RSUs, the value realized is calculated by multiplying the number of RSUs that vested by the market price of TI common stock on the vesting date.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Haviv Ilan	—	—	18,198	$3,150,620
Richard K. Templeton	—	—	62,255	$10,778,208
Rafael R. Lizardi	—	—	14,367	$2,487,359
Hagop H. Kozanian	—	—	9,578	$1,658,239
Kyle M. Flessner	—	—	14,367	$2,487,359
Amichai Ron	—	—	11,180	$1,680,198
2024 PROXY STATEMENT • PAGE 50

2023 pension benefits
The following table shows the present value as of December 31, 2023, of the benefit of the named executive officers under our qualified defined benefit pension plan (TI Employees Pension Plan) and non-qualified defined benefit pension plans (TI Employees Non-Qualified Pension Plan (which governs amounts earned before 2005) and TI Employees Non-Qualified Pension Plan II (which governs amounts earned after 2004)). In accordance with SEC requirements, the amounts shown in the table do not reflect any named executive officer’s retirement eligibility or any increase in benefits that may result from the named executive officer’s continued employment after December 31, 2023.

Name (1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (5)	Payments During Last Fiscal Year
Richard K. Templeton (2)	TI Employees Pension Plan	16 (3)	$866,873	—
	TI Employees Non-Qualified Pension Plan	16 (3)	$605,068	—
	TI Employees Non-Qualified Pension Plan II	16 (4)	$35,486	—

Kyle M. Flessner (2)	TI Employees Pension Plan	4 (3)	$13,535	—
	TI Employees Non-Qualified Pension Plan	4 (3)	—	—
	TI Employees Non-Qualified Pension Plan II	—	—	—
(1)Messrs. Lizardi, Ilan, Kozanian and Ron do not participate in any of the company’s defined benefit pension plans because they joined TI after these plans were closed to new participants.
(2)In 1997, TI’s U.S. employees were given the choice between continuing to participate in the defined benefit pension plans or participating in a new enhanced defined contribution retirement plan. Mr. Templeton and Mr. Flessner chose to participate in the defined contribution plan. Accordingly, their accrued pension benefits under the qualified and non-qualified plans were frozen (i.e., they will experience no increase attributable to years of service or change in eligible earnings) as of December 31, 1997. Contributions to the defined contribution plan for Mr. Templeton’s and Mr. Flessner’s benefits are included in the 2023 summary compensation table.
(3)Credited service began on the date the officer became eligible to participate in the plan. Eligibility to participate began on the earlier of 18 months of employment, or January 1 following the completion of one year of employment. Accordingly, Mr. Templeton and Mr. Flessner have been employed by TI for longer than the years of credited service shown in the preceding table.
(4)Credited service began on the date the named executive officer became eligible to participate in the TI Employees Pension Plan as described in Note 3.
(5)The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by TI for financial reporting purposes and are described in Note 7 to the 2023 financial statements, except that a named executive officer’s retirement is assumed (in accordance with SEC rules) for purposes of this table to occur at age 65 and no assumption for termination prior to that date is used. The amount of the lump-sum benefit earned as of December 31, 2023, is determined using either (i) the Pension Benefit Guaranty Corporation (PBGC) interest assumption of 2.50% in 2024; 2.55% 2025+ or (ii) the Pension Protection Act of 2006 (PPA) corporate bond yield interest assumption of 5.50% in 2024; and 5.55% in 2025+, whichever rates produce the higher lump-sum amount. A discount rate assumption of 5.20% for the TI Employees Pension Plan and 5.26% for the non-qualified pension plans was used to determine the present value of each lump sum.
TI Employees Pension Plan
The TI Employees Pension Plan is a qualified defined benefit pension plan. See “Benefits – Retirement plans” for a discussion of the origin and purpose of the plan. Employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in this plan.
Plan participants are eligible for normal retirement under the terms of the plan at 65 years of age with one year of credited service. Participants are eligible for early retirement at 55 years of age with 20 years of employment or 60
2024 PROXY STATEMENT • PAGE 51

years of age with five years of employment. As of December 31, 2023, Mr. Templeton was eligible for normal retirement.
Participants may request payment of accrued benefits at termination or any time thereafter. Participants may choose a lump-sum payment or one of six forms of annuity. In order of largest to smallest periodic payment, the forms of annuity are (i) single life annuity, (ii) 5-year certain and life annuity, (iii) 10-year certain and life annuity, (iv) joint and 50% survivor annuity, (v) joint and 75% survivor annuity and (vi) joint and 100% survivor annuity. Participants who do not request payment will begin to receive benefits in April of the year after reaching the age of 72 in the form of annuity required under the IRC.
The pension formula for the qualified plan is intended to provide a participant with an annual retirement benefit equal to 1.5% multiplied by the product of (i) years of credited service and (ii) the average of the five highest consecutive years of the participant’s base salary plus bonus up to a limit imposed by the IRS, less a percentage (based on the participant’s year of birth, when the participant elects to retire and the participant’s years of service with TI) of the amount of compensation on which the participant’s Social Security benefit is based.
If an individual takes early retirement and chooses to begin receiving an annual retirement benefit at that time, such benefit is reduced by an early retirement factor. As a result, the annual benefit is lower than the one the participant would have received at age 65.
Participants whose employment terminates due to disability may choose to receive their accrued benefits at any time prior to age 65. Alternatively, the participant may choose to defer receipt of the accrued benefit until reaching age 65 and then take a disability benefit. The disability benefit paid at age 65 is based on salary and bonus, years of credited service the participant would have accrued to age 65 had the participant not become disabled, and disabled status.
The benefit payable in the event of death is based on salary and bonus, years of credited service and age at the time of death, and may be in the form of a lump sum or annuity at the election of the beneficiary. The earliest date of payment is the first day of the second calendar month following the month of death.
TI employees non-qualified pension plans
TI has two non-qualified pension plans: the TI Employees Non-Qualified Pension Plan (Plan I), which governs amounts earned before 2005; and the TI Employees Non-Qualified Pension Plan II (Plan II), which governs amounts earned after 2004. Each is a non-qualified defined benefit pension plan. See “Benefits – Retirement plans” for a discussion of the purpose of the plans. As with the qualified defined benefit pension plan, employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in Plan I or Plan II. Eligibility for normal and early retirement under these plans is the same as under the qualified plan (see above). Benefits are paid in a lump sum.
A participant’s benefits under Plan I and Plan II are calculated using the same formula as described above for the TI Employees Pension Plan. However, the IRS limit on the amount of compensation on which a qualified pension benefit may be calculated does not apply. Additionally, the IRS limit on the amount of qualified benefit the participant may receive does not apply to these plans. Once this non-qualified benefit amount has been determined using the formula described above, the individual’s qualified benefit is subtracted from it. The resulting difference is multiplied by an age-based factor to obtain the amount of the lump-sum benefit payable to an individual under the non-qualified plans.
Amounts under Plan I will be distributed when payment of the participant’s benefit under the qualified pension plan commences. Amounts under Plan II will be distributed subject to the requirements of Section 409A of the IRC. Because the named executive officers are among the 50 most highly compensated officers of the company, Section 409A of the IRC requires that they not receive any lump-sum distribution payment under Plan II before the first day of the seventh month following termination of employment.
If a participant terminates due to disability, amounts under Plan I will be distributed when payment of the participant’s benefit under the qualified plan commences. For amounts under Plan II, distribution is governed by Section 409A of the IRC, and the disability benefit is reduced to reflect the payment of the benefit prior to age 65.
2024 PROXY STATEMENT • PAGE 52

In the event of death, payment under both plans is based on salary and bonus, years of credited service and age at the time of death and will be in the form of a lump sum. The earliest date of payment is the first day of the second calendar month following the month of death.
Balances in the plans are unsecured obligations of the company. For amounts under Plan I, in the event of a change in control, the present value of the individual’s benefit would be paid not later than the month following the month in which the change in control occurred. For such amounts, “change in control” is defined as (i) acquisition of 20% of TI common stock other than through a transaction approved by the board of directors or (ii) change of a majority of the board of directors in a 24-month period unless a majority of the directors then in office have elected or nominated the new directors. For all amounts accrued under this plan, if a sale of substantially all of the assets of the company occurred, the present value of the individual’s benefit would be distributed in a lump sum as soon as reasonably practicable following the sale of assets. For amounts under Plan II, no distribution of benefits is triggered by a change in control.
TI Employees Survivor Benefit Plan
TI’s qualified and non-qualified pension plans provide that upon the death of a retirement-eligible employee, the employee’s beneficiary receives a payment equal to half of the benefit to which the employee would have been entitled under the pension plans had the employee retired instead of died. We have a survivor benefit plan that pays the beneficiary a lump sum that, when added to the reduced amounts the beneficiary receives under the pension plans, equals the benefit the employee would have been entitled to receive had the employee retired instead of died. Because Mr. Templeton was eligible for retirement as of December 31, 2023, his beneficiaries would be eligible for benefits under the survivor benefit plan if he were to die.
2023 non-qualified deferred compensation
The following table shows contributions to each named executive officer’s deferred compensation account in 2023 and the aggregate amount of his deferred compensation as of December 31, 2023.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions		Aggregate Balance at Last FYE (5)
Haviv Ilan	$365,479	$100,828	$287,944		$171,350		$2,521,766
Richard K. Templeton	$182,000	$309,555	$1,298,817	(3)	$1,070,629	(4)	$21,829,626	(6)
Rafael R. Lizardi	$64,533	$96,359	$107,559		$308,846		$665,328
Hagop H. Kozanian	—	$59,180	$35,642		$26,928		$243,321
Kyle M. Flessner	$73,000	$108,103	$59,188		$145,246		$473,039
Amichai Ron	$337,188	$68,875	$77,757		$7,966		$576,416
(1)Amounts shown for Mr. Ilan include a portion of his salary and bonus paid in 2023, for Mr. Lizardi a portion of his salary paid in 2023 and for Messrs. Templeton, Flessner and Ron a portion of their bonus paid in 2023.
(2)Company matching contributions pursuant to the defined contribution plan. These amounts are included in the “All Other Compensation” column of the 2023 summary compensation table.
(3)Consists of: (i) $602,400 in dividend equivalents paid under the 120,000-share 1995 RSU award previously discussed, settlement of which has been deferred until after termination of employment; (ii) a $628,800 increase in the value of the RSU award (calculated by subtracting the value of the award at year-end 2022 from the value of the award at year-end 2023 (in both cases, the number of RSUs is multiplied by the closing price of TI common stock on the last trading date of the year)); and (iii) a $67,617 gain in Mr. Templeton’s deferred compensation account in 2023. Dividend equivalents are paid at the same rate as dividends on TI common stock.
(4)Consists of dividend equivalents paid on the RSU award discussed in Note 3 and a $468,229 deferred compensation plan account distribution.
(5)All amounts contributed by a named executive officer and by the company in prior years have been reported in the summary compensation table in previously filed proxy statements in the year earned to the extent he was a named executive officer for purposes of the SEC’s executive compensation disclosure.
2024 PROXY STATEMENT • PAGE 53

(6)Of this amount, $20,455,200 is attributable to Mr. Templeton’s 1995 RSU award, calculated as described in Note 3. The remainder is the balance of his deferred compensation account.
See “Benefits – Retirement plans” for a discussion of the purpose of the plan. An employee’s deferred compensation account contains eligible compensation the employee has elected to defer and contributions by the company that are in excess of the IRS limits on (i) contributions the company may make to the enhanced defined contribution plan and (ii) matching contributions the company may make related to compensation the executive officer deferred into his deferred compensation account.
Participants in the deferred compensation plan may choose to defer up to (i) 25% of their base salary, (ii) 90% of their performance bonus and (iii) 90% of profit sharing. Elections to defer compensation must be made in the calendar year prior to the year in which the compensation will be earned.
During 2023, participants could choose to have their deferred compensation mirror the performance of one or more of the following mutual funds, each of which is managed by a third party (these alternatives, which may be changed at any time, are the same as those offered to participants in the defined contribution plans): BlackRock MSCI ACWI ex-U.S. IMI Index Lendable Fund F, Northern Trust Short Term Investment Fund, Northern Trust Aggregate Bond Index Fund-Lending, Northern Trust Russell 1000 Value Index Fund-Lending, Northern Trust Russell 1000 Growth Index Fund-Lending, Northern Trust Russell 2000 Index Fund-Lending, Northern Trust MidCap 400 Index Fund-Lending, BlackRock Equity Index Fund F, BlackRock (EAFE) (Europe, Australia, Far East) Equity Index Fund F, BlackRock Lifepath Index 2030 Fund F, BlackRock Lifepath Index 2040 Fund F, BlackRock Lifepath Index 2050 Fund F, BlackRock Lifepath Index 2025 Fund F, BlackRock Lifepath Index 2035 Fund F, BlackRock Lifepath Index 2045 Fund F, BlackRock Lifepath Index 2055 Fund F, BlackRock Lifepath Index 2060 Fund F and BlackRock Lifepath Index Retirement Fund F.
From among the available investment alternatives, participants may change their instructions relating to their deferred compensation daily. Earnings on a participant’s balance are determined solely by the performance of the investments that the participant has chosen. The company does not guarantee any minimum return on investments. A third party administers the company’s deferred compensation program.
A participant may request distribution from the plan in the case of an unforeseeable emergency. To obtain an unforeseeable emergency withdrawal, a participant must meet the requirements of Section 409A of the IRC. Otherwise, balances are paid to participants pursuant to their distribution elections and are subject to applicable IRC limitations.
Amounts contributed by the company and amounts earned and deferred by the participant for which there is a valid distribution election on file will be distributed in accordance with the participant’s election. Annually, participants may elect separate distribution dates for deferred compensation attributable to a participant’s (i) bonus and profit sharing and (ii) salary. Participants may elect that these distributions be in the form of a lump sum or annual installments to be paid out over a period of five or ten consecutive years. Amounts for which no valid distribution election is on file will be distributed three years from the date of deferral.
In the event of the participant’s death, payment will be in the form of a lump sum, and the earliest date of payment is the first day of the second calendar month following the month of death. For any other circumstance resulting in termination of employment, payments are distributed in accordance with the participant’s valid distribution election.
Like the balances under the non-qualified defined benefit pension plans, deferred compensation balances are unsecured obligations of the company. For amounts earned and deferred prior to 2010, a change in control does not trigger a distribution under the plan. For amounts earned and deferred after 2009, distribution occurs, to the extent permitted by Section 409A of the IRC, if the participant is involuntarily terminated within 24 months after a change in control. Change in control is the Plan definition.
Potential payments upon termination or change in control
None of the named executive officers has an employment contract with the company. They are eligible for benefits on generally the same terms as other U.S. employees upon termination of employment or change in control of the company. TI does not reimburse executive officers for any income or excise taxes that are payable by the executive as a result of payments relating to termination or change in control. For a discussion of the impact of these
2024 PROXY STATEMENT • PAGE 54

programs on the compensation decisions for 2023, see “Analysis of compensation determinations – Total compensation” and “Compensation following employment termination or change in control.”
Termination
The following programs may result in payments to a named executive officer whose employment terminates. Most of these programs have been discussed above.
Bonus
Our policies concerning bonus and the timing of payments are described under “Compensation philosophy and elements.” Whether a bonus would be awarded under other circumstances and in what amount would depend on the facts and circumstances of termination and is subject to the compensation committee’s discretion. If awarded, bonuses are paid by the company.
Qualified and non-qualified defined benefit pension plans
The purposes of these plans are described under “Benefits – Retirement plans.” The formula for determining benefits, the forms of benefit and the timing of payments are described under “2023 pension benefits.” The amounts disbursed under the qualified and non-qualified plans are paid, respectively, by the TI Employees Pension Trust and the company.
Survivor benefit plan
The purpose of this plan, along with the formula for determining the amount of benefit, the form of benefit and the timing of payments, are described under “2023 pension benefits – TI Employees Survivor Benefit Plan.” Amounts distributed are paid by the TI Employees Health Benefit Trust.
Deferred compensation plan
The purpose of this plan is described under “Benefits – Deferred Compensation.” The amounts payable under this program depend solely on the performance of investments that the participant has chosen. The timing of payments is discussed under “2023 non-qualified deferred compensation” and except in the case of death, payments are made according to the participant’s distribution election. Amounts distributed are paid by the company.
Equity compensation
Depending on the circumstances of termination, grantees whose employment terminates may retain the right to exercise previously granted stock options and receive shares under outstanding RSU awards as described in the discussion following the outstanding equity awards at fiscal year-end 2023 table. RSU awards include a right to receive dividend equivalents. The dividend equivalents are paid annually by the company in a single cash payment after the last dividend payment of the year.
Perquisites
Financial counseling is provided to executive officers for a transition period following retirement. Otherwise, no perquisites continue after termination of employment.
In the case of a resignation pursuant to a separation agreement, employees above a certain job grade level, including executive officers, might be offered a 12-month paid leave of absence before termination in exchange for a non-compete and non-solicitation commitment and a release of claims against the company. The leave period will be credited to years of service under the pension plans described above. During the leave, the executive officer’s stock options will continue to become exercisable and his or her RSUs will continue to vest. Amounts paid to an individual during a paid leave of absence are not counted when calculating benefits under the qualified and non-qualified pension plans.
In the case of a separation agreement in which the executive officer will be at least 50 years old and have at least 10 years of employment with the company on his or her last day of active employment before beginning the paid leave of absence, the separation agreement will typically include an unpaid leave of absence, to commence at the end of the paid leave and end when the executive officer has reached age 55 (bridge to retirement). During the bridge to retirement, the executive officer will continue to accrue years of service under the qualified and non-qualified pension plans described above. Stock options will continue to become exercisable, and RSUs will remain in effect.
2024 PROXY STATEMENT • PAGE 55

Change in control
Our only program, plan or arrangement providing benefits triggered by a change in control is the TI Employees Non-Qualified Pension Plan. A change in control at December 31, 2023, would have accelerated payment of the balance under that plan. See “2023 pension benefits – TI employees non-qualified pension plans” for a discussion of the purpose of change in control provisions of that plan as well as the circumstances and the timing of payment.
Upon a change in control, there is no acceleration of vesting of stock options and RSUs granted after 2009. Only upon an involuntary termination (not for cause) within 24 months after a change in control of TI will the vesting of such stock options and RSUs accelerate. See the discussion following the outstanding equity awards at fiscal year-end 2023 table for further information concerning change in control provisions relating to stock options and RSUs.
The table below shows as of December 31, 2023, the potential payments upon termination or change in control for each of the named executive officers.

Form of Compensation	Disability		Death		Involuntary Termination for Cause		Resignation; Involuntary Termination (not for Cause)		Retirement		Change in Control
Haviv Ilan
Qualified Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (6)	—		$2,521,766		—		—		—		—
RSUs	$16,726,728	(8)	$16,726,728	(8)	—		$16,726,728	(10)	$16,726,728	(10)	—
Stock Options	$19,547,191	(11)	$19,547,191	(11)	—		$19,547,191	(11)	$19,547,191	(11)	—
H. Ilan Total	$36,273,919		$38,795,685		—		$36,273,919		$36,273,919		—

Richard K. Templeton (1)
Qualified Defined Benefit Pension Plan	$867,532	(2)	$439,334	(3)	$867,532	(4)	$842,983	(4)	$867,532	(4)	—
Non-Qual. Defined Benefit Pension Plan	$609,677	(2)	$306,652	(3)	$609,677	(4)	$622,905	(4)	$609,677	(4)	$609,677	(4)
Non-Qual. Defined Benefit Pension Plan II	$35,756	(5)	$17,984	(3)	$35,756	(4)	—		$35,756	(4)	—
Survivor Benefit Plan	—		$748,995	(6)	—		—		—		—
Deferred Compensation (7)	—		$1,374,426		—		—		—		—
RSUs	$51,372,212	(8)	$51,372,212	(8)	$20,455,200	(9)	$51,372,212	(10)	$51,372,212	(10)	$20,455,200	(9)
Stock Options	$193,533,135	(11)	$193,533,135	(11)	—		$193,533,135	(11)	$193,533,135	(11)	—
R. K. Templeton Total	$246,418,312		$247,792,738		$21,968,165		$246,371,235		$246,418,312		$21,064,877

Rafael R. Lizardi
Qualified Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (7)	—		$665,328		—		—		—		—
RSUs	$8,019,802	(8)	$8,019,802	(8)	—		—		—		—
Stock Options	$5,651,975	(11)	$5,651,975	(11)	—		$4,982,689	(12)	—		—
R. R. Lizardi Total	$13,671,777		$14,337,105		—		$4,982,689		—		—

2024 PROXY STATEMENT • PAGE 56

Form of Compensation	Disability		Death		Involuntary Termination for Cause		Resignation; Involuntary Termination (not for Cause)		Retirement		Change in Control
Hagop H. Kozanian
Qualified Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (7)	—		$243,321		—		—		—		—
RSUs	$8,515,159	(8)	$8,515,159	(8)	—		—		—		—
Stock Options	$1,977,460	(11)	$1,977,460	(11)	—		$1,362,949	(12)	—		—
H. H. Kozanian Total	$10,492,619		$10,735,940		—		$1,362,949		—		—

Kyle M. Flessner
Qualified Defined Benefit Pension Plan	$24,544	(2)	$7,451	(3)	$13,434	(4)	$14,083	(4)	$13,434	(4)	—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (7)	—		$473,039		—		—		—		—
RSUs	$8,610,787	(8)	$8,610,787	(8)	—		—		—		—
Stock Options	$7,356,941	(11)	$7,356,941	(11)	—		$6,626,797	(12)	—		—
K. M. Flessner Total	$15,992,272		$16,448,218		$13,434		$6,640,880		$13,434		—

Amichai Ron
Qualified Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Survivor Benefit Plan	—		—		—		—		—		—
Deferred Compensation (7)	—		$576,416		—		—		—		—
RSUs	$7,117,216	(8)	$7,117,216	(8)	—		—		—		—
Stock Options	$3,434,575	(11)	$3,434,575	(11)	—		$3,021,375	(12)	—		—
A. Ron Total	$10,551,791		$11,128,207		—		$3,021,375		—		—
(1)Mr. Templeton was retirement eligible for purposes of TI’s defined benefit pension plans and under the terms of his equity compensation awards as of December 31, 2023.
(2)The amount shown is the lump-sum benefit payable at age 65 to the named executive officer in the event of termination as of December 31, 2023, due to disability, assuming the named executive officer does not request payment of his disability benefit until age 65. The assumptions used in calculating these amounts are the same as the age-65 lump-sum assumptions used for financial reporting purposes for the company’s audited financial statements for 2023 and are described in Note 5 to the 2023 pension benefits table.
(3)Value of the benefit payable in a lump sum to the executive officer’s beneficiary calculated as required by the terms of the plan assuming the earliest possible payment date. The plan provides that in the event of death, the beneficiary receives 50% of the participant’s accrued benefit, reduced by the age-applicable joint and 50% survivor factor.
2024 PROXY STATEMENT • PAGE 57

(4)Lump-sum value of the accrued benefit as of December 31, 2023, calculated as required by the terms of the plans assuming the earliest possible payment date.
(5)The amount shown is the lump-sum benefit payable at age 65, in the case of the Non-Qualified Defined Benefit Pension Plan, or separation from service in the case of Plan II. The assumptions used are the same as those described in Note 2.
(6)Calculated as required by the terms of the plan assuming the earliest possible payment date.
(7)In the event of death, a participant’s deferred compensation balance becomes payable immediately. The amount shown in the column titled “Death” is the balance as of December 31, 2023, under the non-qualified deferred compensation plan. For all separation events other than death, balances are distributed in accordance with the participant’s distribution election as discussed in the narrative following the 2023 non-qualified deferred compensation table.
(8)Calculated by multiplying the number of outstanding RSUs by the closing price of TI common stock as of December 29, 2023 ($170.46). In the event of termination due to disability or death, all outstanding awards will continue to vest according to their terms. See the first table under “Outstanding equity awards at fiscal year-end 2023” for the number of unvested RSUs as of December 31, 2023, and the related discussion following that table of an additional outstanding RSU award held by Mr. Templeton.
(9)Calculated by multiplying the previously discussed 120,000 vested RSUs by the closing price of TI common stock as of December 29, 2023 ($170.46).
(10)Due to retirement eligibility, calculated by multiplying the number of outstanding RSUs held at such termination by the closing price of TI common stock as of December 29, 2023 ($170.46). RSU awards stay in effect and pay out shares according to the vesting schedule.
(11)Calculated as the difference between the grant price of all outstanding in-the-money options and the closing price of TI common stock as of December 29, 2023 ($170.46), multiplied by the number of shares under such options as of December 31, 2023.
(12)Calculated as the difference between the grant price of all exercisable in-the-money options and the closing price of TI common stock as of December 29, 2023 ($170.46), multiplied by the number of shares under such options as of December 31, 2023.
Pay ratio
For 2023, the median of annual total compensation of all employees of our company (other than our CEO) was $79,577. The annual total compensation of our CEO was $21,629,000. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 272:1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” we used the following methodology and material assumptions, adjustments and estimates:
•We selected October 1, 2023, as the date upon which we would identify the “median employee.”
•As of this date, our employee population consisted of approximately 34,387 individuals working at the company and consolidated subsidiaries, excluding employees on leaves of absence who are not expected to return to work.
•To identify the “median employee,” we used base salary and profit sharing information, each of which is paid to all employees. Salaries were annualized for all permanent employees who were employees for less than the full fiscal year or who were on an unpaid leave of absence during a portion of the year.
•We identified and calculated the elements of the median employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, including the value of the employee’s health and welfare benefits (estimated for the employee and the employee’s eligible dependents) and retirement-related benefits.
•We applied the exchange rate that we utilize in our payroll system, as of the identification date, to convert foreign currency to U.S. dollars.
2024 PROXY STATEMENT • PAGE 58

The company had two individuals in the role of CEO during 2023, with Mr. Ilan serving as CEO when the company identified the “median employee.” As permitted by Item 402(u) of Regulation S-K, the pay ratio was calculated using Mr. Ilan’s total compensation as reported in the 2023 summary compensation table, annualized according to his time as CEO, adding in the value of health and welfare benefits (estimated for our CEO and his eligible dependents) and retirement-related benefits. This resulted in annual total compensation for purposes of determining the ratio in the amount of $21,629,000.
Pay versus performance
Set forth below are certain disclosures related to executive compensation and company performance using selected financial performance measures required by the SEC. For a discussion of the company’s executive compensation policies and programs and an explanation of how executive compensation decisions are made at TI, please refer to the Compensation Discussion and Analysis.
The following table includes a new calculation of compensation, “compensation actually paid,” that differs significantly from the way in which the company views annual compensation decisions, as discussed in the Compensation Discussion and Analysis, and from the summary compensation table calculation of compensation.

Year	Summary Compensation Table Total for PEO (Templeton) (1)	Summary Compensation Table Total for PEO (Ilan) (1)	Compensation Actually Paid to PEO (Templeton) (3)		Compensation Actually Paid to PEO (Ilan) (3)		Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)		Value of Initial Fixed $100 Investment Based on:		Net Income (millions)	Operating Profit (millions)
										Total TSR (7)	S&P IT Index Total TSR (7)
2023	$20,892,318	$16,199,037	$23,224,692	(4)	$16,399,282	(5)	$7,164,737	$7,393,056	(6)	$148.43	$219.40	$6,510	$7,331
2022	$21,629,586	—	$11,834,806		—		$7,959,226	$5,118,822		$139.51	$139.00	$8,749	$10,140
2021	$19,195,411	—	$37,422,531		—		$6,903,311	$11,327,790		$154.85	$193.58	$7,769	$8,960
2020	$19,056,652	—	$43,654,015		—		$5,827,815	$11,832,752		$131.74	$143.89	$—	$—
(1)During 2023, Messrs. Templeton and Ilan each served for a period of time as the company’s president and CEO (Principal Executive Officer or “PEO”), and Mr. Templeton was the company’s president and CEO for the entirety of 2022, 2021 and 2020. Compensation for the PEO reflects the amounts reported in the summary compensation table for Messrs. Templeton and Ilan for the corresponding years in which each served as the company’s president and CEO.
(2)The remaining non-PEO named executive officers for the applicable period are Haviv Ilan (2020-2022), Rafael R. Lizardi (2020-2023), Hagop H. Kozanian (2020-2023), Kyle M. Flessner (2020-2023), Amichai Ron (2023) and Niels Anderskouv (2020). Compensation for our non-PEO named executive officers reflects the amounts reported in the summary compensation table for the respective years.
(3)Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid for each year shown. We estimate the fair values for non-qualified stock options using the Black-Scholes-Merton option-pricing model. The assumptions used for purposes of calculating fair values of options as of the vest date or fiscal year-end date are the same as the assumptions used for purposes of calculating the grant date fair value of options, except that we determine expected lives of options based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest date or fiscal year-end date, and the risk-free interest rate is based on the Treasury Constant Maturity rate closest to the remaining expected life, as of the vest date or fiscal year-end date.
(4)Adjustments to total compensation for 2023 as reported in the summary compensation table consist of (i) $17,500,109 deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (ii) $15,839,289 increase based on the fair value of equity awards granted in 2023 that remained outstanding and unvested as of December 31, 2023; (iii) $14,551 deduction for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2023, determined based on the change in fair value of such awards from December 31, 2022, to December 31, 2023; (iv) $2,465,042 increase for awards granted in prior fiscal years that vested in 2023, determined based on the change in fair value of such awards from December 31, 2022, to the vest date; and (v) $1,542,703 increase based on dividend equivalents paid on unvested RSUs in 2023.
2024 PROXY STATEMENT • PAGE 59

(5)Adjustments to total compensation for 2023 as reported in the summary compensation table consist of (i) $12,000,009 deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (ii) $10,861,164 increase based on the fair value of equity awards granted in 2023 that remained outstanding and unvested as of December 31, 2023; (iii) $63,044 deduction for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2023, determined based on the change in fair value of such awards from December 31, 2022, to December 31, 2023; (iv) $901,550 increase for awards granted in prior fiscal years that vested in 2023, determined based on the change in fair value of such awards from December 31, 2022, to the vest date; and (v) $500,584 increase based on dividend equivalents paid on unvested RSUs in 2023.
(6)Adjustments to the non-PEO named executive officers’ average total compensation for 2023 as reported in the summary compensation table consist of: (i) $4,900,114 deduction for the average amount reported under the “Stock Awards” and “Option Awards” columns in the summary compensation table; (ii) $4,435,083 increase based on the average fair value of equity awards granted in 2023 that remained outstanding and unvested as of December 31, 2023; (iii) $13,526 deduction for equity awards granted in prior fiscal years that remained outstanding and unvested as of December 31, 2023, determined based on the average change in fair value of such awards from December 31, 2022, to December 31, 2023; (iv) $456,801 increase for awards granted in prior fiscal years that vested in 2023, determined based on the average change in fair value of such awards from December 31, 2022, to the vest date; (v) $250,381 increase based on the average amount of dividend equivalents paid on unvested RSUs in 2023; and (vi) $306 deduction for the change in actuarial present values reported under the “Change in Pension Value and Nonqualifed Deferred Compensation Earnings” column in the summary compensation table.
(7)TSR represents the cumulative TSR for the company and the S&P Information Technology index over a four-year period beginning December 31, 2019, as of the years ended 2023, 2022, 2021 and 2020. TSR data is obtained from Research Data Group, Inc. (RDG).
Compensation actually paid compared to TSR, net income and operating profit
Compensation actually paid to the PEO (Mr. Templeton) increased year over year by $11,389,886, or 96%, in 2023 and decreased year over year by $25,587,725, or 68%, and $6,231,484, or 14%, in 2022 and 2021, respectively. Compensation actually paid to the remaining non-PEO named executive officers increased year over year by $2,274,234, or 44%, in 2023 and decreased year over year by $6,208,968, or 55%, and $504,962, or 4%, in 2022 and 2021, respectively. During this period, the company’s cumulative TSR was 48.4%. Net income decreased year over year by $2.24 billion, or 26%, in 2023 and increased year over year by $980 million, or 13%, and $2.17 billion, or 39%, in 2022 and 2021, respectively. Operating profit decreased year over year by $2.81 billion, or 28%, in 2023 and increased year over year by $1.18 billion, or 13%, and $3.07 billion, or 52%, in 2022 and 2021, respectively.
TSR, net income and operating profit are some indicators of the company’s overall performance that may impact the value of total compensation; however, other performance measures and factors are considered in setting named executive officers’ compensation. See the Compensation Discussion and Analysis for additional information.
TI TSR compared to S&P IT Index TSR
The company’s cumulative TSR of 48.4% for the four-year period ending December 31, 2023, was lower than the S&P Information Technology Index return for the same period of 119.4%.
2023 financial performance measures
The four financial performance measures listed below represent an unranked list of the “most important” financial performance measures linking compensation actually paid to the named executive officers for 2023 and company performance. We do not consider any one of the following financial performance measures to be the most important measure for our company or executive compensation program. Additional financial performance measures, based
2024 PROXY STATEMENT • PAGE 60

on an absolute and relative basis, and other measures were used to link executive pay to company performance as further described in the Compensation Discussion and Analysis.

Revenue growth: total TI
Operating profit
Operating profit margin
Total shareholder return
Audit committee matters
Audit committee report
The audit committee of the board of directors has furnished the following report:
As noted in the committee’s charter, TI management is responsible for preparing the company’s financial statements. The company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee’s role does not provide any special assurances with regard to TI’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
The committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (i) the audited financial statements and (ii) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.
The committee has discussed with the independent registered public accounting firm, Ernst & Young, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.
The committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with Ernst & Young the firm’s independence.
Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for 2023 for filing with the SEC.

Janet F. Clark, Chair	Curtis C. Farmer	Jean M. Hobby
Proposal to ratify appointment of independent registered public accounting firm
The audit committee of the board has the authority and responsibility for the appointment, compensation, retention and oversight of the work of TI’s independent registered public accounting firm. The audit committee has appointed Ernst & Young LLP to be TI’s independent registered public accounting firm for 2024.
TI has engaged Ernst & Young or a predecessor firm to serve as the company’s independent registered public accounting firm since 1952. In order to assure continuing auditor independence, the audit committee periodically considers whether the annual audit of TI’s financial statements should be conducted by another firm.
The lead audit partner on the TI engagement serves no more than five consecutive years in that role, in accordance with SEC rules. The audit committee chair and management have direct input into the selection of the lead audit partner.
2024 PROXY STATEMENT • PAGE 61

The members of the audit committee and the board believe that the continued retention of Ernst & Young to serve as the company’s independent registered public accounting firm is in the best interest of the company and its investors. Consequently, the board asks the stockholders to ratify the appointment of Ernst & Young. If the stockholders do not ratify the appointment, the audit committee will consider whether it should appoint another independent registered public accounting firm.
Representatives of Ernst & Young are expected to be present and available to respond to appropriate questions at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.
The fees for services provided by Ernst & Young to the company are described below:

	2023	2022
Audit	$10,821,000	$10,171,000
Audit-related	$687,000	$777,000
Tax	$2,809,000	$1,832,000
All other	$31,000	$30,000
The services provided were as follows:
Audit: our annual audit, including the audit of internal control over financial reporting, reports on Form 10-Q, assistance with public debt offerings, statutory audits required internationally and accounting consultations.
Audit-related: including employee benefit plan audits and certification procedures relating to compliance with local-government or other regulatory standards for various non-U.S. subsidiaries.
Tax: professional services for tax compliance (preparation and review of income tax returns and other tax-related filings) and tax advice on U.S. and foreign tax matters.
All other: TI Foundation audit and training.
Pre-approval policy. The audit committee is required to pre-approve the audit and non-audit services to be performed by the independent registered public accounting firm to assure that the provision of such services does not impair the firm’s independence.
Annually, the independent registered public accounting firm and the director of internal audits present to the audit committee services expected to be performed by the firm over the next 12 months. The audit committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are presented to the audit committee for consideration in the following categories: Audit, Audit-related, Tax and All other (each as defined in Schedule 14A of the Securities Exchange Act). For each service listed in those categories, the committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee reviews on at least a quarterly basis the services provided to date by the firm and the fees incurred for those services. The audit committee may revise the list of pre-approved services and related fees from time to time, based on subsequent determinations.
In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings of the audit committee, the committee has delegated pre-approval authority to its chair. (The audit committee does not delegate to management its responsibilities to pre-approve services.) The chair reports pre-approval decisions to the audit committee and seeks ratification of such decisions at the audit committee’s next scheduled meeting.
The audit committee or its chair pre-approved all services provided by Ernst & Young during 2023.
The board of directors recommends a vote For ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2024.
2024 PROXY STATEMENT • PAGE 62

Stockholder proposals
Proposal regarding right to call a special meeting
Mr. John Chevedden, 2215 Nelson Avenue #205, Redondo Beach, CA 90278-2453, the beneficial owner of 40 shares of the company’s common stock, has given notice that he or his designee intends to present the following nonbinding, advisory proposal at the annual meeting. The board of directors opposes the stockholder proposal for the reasons set forth below the proposal.
Proxies solicited by management will be voted against the stockholder proposal below unless stockholders specify a contrary choice in their proxies.
In accordance with applicable rules of the SEC, we have set forth Mr. Chevedden’s proposal below exactly as submitted to us.
Special Shareholder Meeting Improvement
Shareholders ask our board to take the steps necessary to give the owners of a combined 15% of our outstanding common stock the power to call a special shareholder meeting.
Texas Instruments shareholders gave 47% support to this proposal topic in 2022 when it called for the lower 10% of shares to have the right to call for a special shareholder meeting. This 47% support likely represented 51% support from the TXN shares that have access to independent proxy voting advice and are not forced to rely on the biased view of the Board of Directors.
It is important to remember that it took much more TXN shareholder conviction to vote for the 2022 special shareholder meeting improvement proposal, and thereby reject the recommendation of the Board of Directors, than to simply follow the BOD recommendation.
The 47% support was all the more impressive because the TXN BOD made it difficult to locate the proposal in the TXN proxy. The proposal number was removed from the proposal in the table of contents and in the body of the proxy so it was difficult to match the body of the proposal with the number on the ballot.
An improved right to call a special shareholder meeting can result in better director qualifications and performance since a special shareholder meeting can be used to elect a more qualified director.
For instance with Ms. Carrie Cox the most recent employment is 9 years with a company that has $1.5 million in annual revenue and 164 employees. Ms. Cox received the most against votes of any TXN director and was on the TXN executive pay committee when executive pay was rejected by 15% of shares. A 5% rejection is often the norm at well performing companies.
Management likes to claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a post card to the CEO. A reasonable right to call a special shareholder meeting is an important step for effective shareholder engagement with management because shareholders have a plan B option of calling for a special shareholder meeting if management resists shareholder engagement.
With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.
Please vote yes: Special Shareholder Meeting Improvement
2024 PROXY STATEMENT • PAGE 63

Board of directors’ response
The board of directors recommends a vote Against this proposal because stockholders already have a meaningful right to call a special meeting.
Earning, building, and maintaining the trust of our many stakeholders is critical to the success and sustainability of our business. The board remains deeply committed to strong governance practices and ethical business practices, and understands the importance of stockholders to have the ability to call special stockholder meetings.
Following extensive stockholder outreach concerning stockholder rights, and in direct response to stockholder feedback, the board amended the company’s by-laws in January 2022 to permit stockholders with net long ownership of 25% or more of our outstanding common stock to call special meetings. The board has carefully considered the stockholder proposal to lower the threshold to 15% and for the reasons below, recommends a vote AGAINST this proposal.
Stockholders currently have a meaningful right to call a special meeting at an ownership threshold that appropriately balances the interests of all stockholders.
Our by-laws currently permit stockholders who together hold a 25% net long ownership interest to call a special meeting. This threshold can be achieved by as few as five stockholders. We believe this threshold is appropriate and is aligned with our stockholders’ interests. Additionally, the company’s 25% ownership threshold is the most common threshold adopted by SP&P 500 companies that provide stockholders with the right to call special meetings. Specifically, of the 336 SP&P 500 companies that provide stockholders with the right to call special meetings, 170 of those companies, or just over half, have a 25% ownership or higher threshold, with 25% being the most common threshold.
Through ongoing engagement with stockholders since 2021, the company has learned that our stockholders have disparate views on the right to call special meetings and the conditions to exercise that right. Some stockholders believe a special meeting right is not necessary or advisable. Others believe that a threshold less than 25% would increase the risk of special meetings being called by as few as one or two stockholders focused on short-term interests. In the view of those stockholders and our board, enabling holders of less than 25% of our common stock to call special meetings could subject the company to disruption from stockholder special interest groups or activists with an agenda not in the best interest of the company or our long-term stockholders.
Prior to the January 2022 by-law amendment adopting a shareholder right to call special meetings, the company reached out to stockholders of approximately two-thirds of the company’s outstanding common stock, to determine, among other things, the appropriate threshold to set for a special meeting right. Approximately half of the stockholders with whom the company engaged supported the 25% ownership threshold. No other threshold received a comparable level of support.
At the company’s 2022 and 2023 annual meetings, stockholders voted on a substantially similar proposal requesting to amend the company’s governance documents to give owners of a combined 10% of outstanding common stock the power to call a special shareholder meeting, both of which failed to garner majority support. In fact, the support level decreased from 2022 to 2023. The proposal provides no additional meaningful support explaining why its new framework (i.e., permitting a combined 15% of the outstanding common stock to call a special stockholders’ meeting, as opposed to 10% the past two years) would be in the best interest of the company and its stockholders. The board maintains the belief that its special meeting structure reflects a balanced approach to enhancing stockholder rights and protecting the interests of all stockholders.
The current ownership threshold permits stockholders owning a reasonable minority to call special meetings while helping to avoid using corporate resources on items that may not reflect the interests of the company and its broader stockholder base.
Based on our ownership, as few as two stockholders, acting in combination, could call a special meeting at a 15% threshold. A relatively low threshold for qualifying ownership, like the one proposed, could expose stockholders to the risk of special meetings being called by a small number of stockholders to advance their own agendas, without regard to the long-term best interests of the company and stockholders generally.
2024 PROXY STATEMENT • PAGE 64

The expense and disruption of a special meeting can be significant, including the costs of preparing and distributing proxy materials and the diversion of board and management attention from the oversight and management of our business. As such, the board strongly believes that special meetings should be limited to circumstances where a meaningful number of stockholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. The board believes a 25% threshold strikes the necessary balance between enhancing our stockholders’ ability to act on important matters in between annual meetings and protecting the company and other stockholders by allowing only a meaningful group of stockholders to exercise the right.
Stockholders have several methods through which they can influence company practices without lowering the special meeting threshold.
The company has other corporate governance practices in place that protect stockholder rights and provide meaningful avenues for all stockholders, no matter the size, to effectively voice their opinions, including through the company’s robust stockholder engagement throughout the year. Additionally, our annual stockholder meeting provides an opportunity for stockholders to provide direct feedback by voting on director nominees, executive compensation, auditor selection and other matters that come before the meeting, or to ask questions of management. Stockholders also may bring specific items of business before the company and other stockholders by submitting proposals for inclusion in the company’s proxy materials to be voted on at the meeting, or to be voted on at the meeting without being included in company proxy materials. Company by-laws also allow stockholders to nominate directors at the annual meeting or use proxy access.
The company regularly solicits stockholder views outside the context of formal stockholder meetings, considers that input, and takes appropriate actions where the long-term interests of all our stockholders are best served. The January 2022 amendment of the company’s by-laws to provide stockholders a right to call special meetings is only one such example. The company maintains its commitment to continue monitoring developments on this topic as part of its consideration of broader governance issues, and our board will continue to foster an open dialogue with our stockholders regarding the company’s corporate governance policies and practices.
Summary
After careful consideration the board believes that implementation of this proposal is not in the best interests of the company or our stockholders and is unnecessary given the current special meeting right that strikes the appropriate balance between protecting the rights of our stockholders and mitigating the risk of abuse. Accordingly, the board believes the adoption of the stockholder proposal is not appropriate and is not in the best interests of our stockholders.
For these reasons, the board of directors recommends a vote Against this proposal.
Proposal to report on due diligence efforts to identify risks associated with product misuse
Friends Fiduciary Corporation, 1700 Market Street, Suite 1535, Philadelphia, PA 19103, the beneficial owner of more than $2,000 of the company’s common stock, has given notice that it or its designee intends to present the following nonbinding, advisory proposal at the annual meeting. The board of directors opposes the stockholder proposal for the reasons set forth below the proposal.
Proxies solicited by management will be voted against the stockholder proposal below unless stockholders specify a contrary choice in their proxies.
In accordance with applicable rules of the SEC, we have set forth Friends Fiduciary Corporation’s proposal below exactly as submitted to us.
RESOLVED: Shareholders request that the Board of Directors commission an independent third-party report, at reasonable expense and excluding proprietary information, on Texas Instruments’ (Tl) due diligence process to determine whether customers’ misuse of its products expose the company to human rights and other material risks.
WHEREAS: The Royal United Services Institute (RUSI) reported that Tl was one of two original manufacturers of approximately 25% of the dual-use items found in 27 Russian weapons systems used in the invasion of Ukraine, including missiles, precision munitions, and electronic warfare. RUSI noted that “US exporters of these products
2024 PROXY STATEMENT • PAGE 65

[had] a due-diligence obligation to make sure they were not destined for a prohibited end user, or to be used in prohibited end use.”1
Trade data indicates Tl's monthly average of products imported into Russia has increased by 142% since the invasion began,2 often through intermediaries in China.3
The United States has imposed numerous sanctions and trade controls against Russia and state-owned businesses4 focused on “choking off Russian imports of key technologies,” including by establishing a Disruptive Technologies Task Force5 and sanctioning 130 entities in China, Turkey, and United Arab Emirates known to provide dual-use technologies to the Russian military.6
Multilateral organizations, states, and accounting bodies are passing legislation on mandatory human rights due diligence (HRDD)7 and sustainable investment reporting in the EU8 and calling on companies to report on human rights and conflict as material risks.9 These advancing legal frameworks and normative standards could expose companies to legal liability for failing to address and report on Russia/Ukraine risks. Similarly, the UN Guiding Principles on Business and Human Rights (UNGPs) call on companies to conduct heightened HRDD in conflict-affected areas due to the acute nature of risks in these contexts.
The misuse of TI’s products during Russia’s ongoing war against Ukraine may result in heightened human rights and financially material risks through potential exposure to sanctioned parties in the company’s value chain, potential violations of emerging EU regulations and the UNGPs, and reputational damage associated with proximity to the commission of Russian war crimes.10
TI lags behind industry peers’ measures to mitigate these risks, including Qualcomm’s Human Rights Working Group, human rights Impact assessments, and identification of “product misuse” as a salient risk11 and Intel’s human rights steering committee and customer screening based on human rights risks.12
SUPPORTING STATEMENT

Shareholders seek information, at board and management discretion, through a report that describes Tl’s:
•Due diligence process to prevent access by prohibited users or for prohibited uses in conflict-affected and high-risk areas (CAHRA), including Russia;
•Board’s role in overseeing the management of risks in CAHRA;
•Assessment of material risks to shareholder value posed by product misuse; and
•Assessment of additional policies, practices, and governance measures needed to mitigate identified risks.
1 https://static.rusi.org/RUSI-Silicon-Lifeline-final-updated-web_1.pdf
2 https://www.exportgenius.in
3 https://carnegieendowment.org/2023/05/17/hong-kong-s-technology-lifeline-to-russia-pub-89775
4 https://www.state.gov/holding-russia-and-belarus-to-account/
5 https://subscriber.politicopro.com/article/2023/05/new-biden-task-force-unveils-crackdown-on-theft-of-restricted-tech-00097168
6 https://home.treasury.gov/news/press-releases/jy1871
7 https://commission.europa.eu/business-economy-euro/doing-business-eu/corporate-sustainability-due-diligence_en
8 https://finance.ec.europa.eu/sustainable-finance/disclosures/sustainability-related-disclosure-financial-services-sector_en
9 http://www.entegreraporlamatr.org/tr/mailing/25122020/images/Reporting-on-enterprise-value_climate-prototype_Dec20.pdf
10 https://www.pbs.org/newshour/show/parts-made-by-u-s-companies-used-to-build-russian-cruise-missiles
11 https://www.qualcomm.com/company/corporate-responsibllity/acting-responsibly/human-rights#:~:text=We%20also%20conduct%20regular%20materiality,and%20pay%20%20and%20product%20misuse
12 https://www.intel.com/content/www/us/en/policy/policy-human-rights.html
2024 PROXY STATEMENT • PAGE 66

Board of directors’ response
Given the significant time and resources the company invests in combatting illicit diversion and the improper use of its products, the board of directors believes this proposal to commission a third-party report is unnecessary.
TI invests significant time and resources aimed at preventing the illicit diversion and improper or illegal use of its products. We strongly oppose the use of our semiconductors (chips) in Russian military equipment and the illicit diversion of our products to Russia. We stopped selling products into Russia in February of 2022. Any shipments of TI products into Russia are illicit and unauthorized.
TI has a dedicated team that actively and carefully monitors the sale and shipment of our products as part of our robust global trade compliance program. This includes screening customer orders to keep our chips out of the hands of bad actors.
It is our policy to comply with export control laws; we also require our distributors and customers to comply with export control laws and take action if we learn that they do not. We also work with law enforcement and government agencies to support the effectiveness of export controls.
Analyzing and addressing the challenges associated with the nature of the semiconductor industry and supply chain are key components of TI’s global trade compliance program. Our compliance professionals, leadership and board are best situated to assess and manage these challenges. Our experience has shown that a detailed, industry-specific process, such as our global trade compliance program, is the most effective way to address these challenges. The proposal would interfere with and micromanage our vigorous, ongoing efforts.
The company invests significant time and resources combatting illicit diversion and preventing the improper or illegal use of its products.
TI has policies and practices in place to address the proposal’s primary objective—to keep our products out of the hands of bad actors who seek to evade applicable laws and misuse our products for illicit and unauthorized uses. To address this challenge, we have a robust global trade compliance program, which includes customer due diligence. The company’s compliance program is overseen by the audit committee of the board of directors.
Building, implementing and operating a global trade compliance program to address sanctions and export controls involves a complex, detailed, industry-specific process. The global trade compliance team implements this program. Their key responsibilities include:
•performing customer due diligence, including real-time screening of multiple millions of orders each year for compliance with restricted and sanctioned-party lists;
•identifying export and import classifications of our products and obtaining licenses as needed;
•engaging with regulatory agencies and law enforcement to support the effectiveness of export controls and sanctions; and
•continually assessing program evolutions and opportunities to better block the efforts of bad actors seeking to divert our chips to unauthorized parties or for unauthorized uses.
Our continued investment in keeping our products out of the hands of bad actors is important because of the challenges associated with the nature of the semiconductor industry.
We understand the importance of investing in an ever-evolving global trade compliance program because bad actors continue to run sophisticated sanctions-evasion schemes to obtain the chips they need.
TI sells billions of commonly-used chips each year. Any electronic device that plugs into a wall or has a battery likely has at least one TI chip in it. Staggering volumes of chips are produced by manufacturers around the world every year. The industry as a whole shipped more than 1.15 trillion chips in 2021.1
1 https://www.semiconductors.org/semiconductor-industry-is-committed-to-combatting-illicit-chip-diversion/
2024 PROXY STATEMENT • PAGE 67

Compounding the issue further is the longevity of our and others’ chips, which can last for decades. Chips manufactured in the1980’s – and even earlier – can still function without significant degradation or loss of function. Even today, chips shipped before the Russian invasion of Ukraine are likely sitting unused in storerooms around the globe.
The low cost and extremely small size of many chips also contribute to this challenge. Chips acquired legally in the United States or any number of other countries can easily be diverted and sent out of the country without much chance of detection by authorities. Also, unauthorized companies might acquire chips at any point in the supply chain, including from other companies reselling excess inventory.
Analyzing these challenges and trying to effectively address them are key components of TI’s robust compliance strategies and efforts, and TI works with both the industry and governments to do so.
The proposal would inappropriately interfere with TI’s business operations and micromanage our substantial efforts already in place to combat the illicit diversion of our products.
As is explained above, TI already invests significant time and resources aimed at preventing the improper and illegal use of its products, which helps combat illicit chip diversion.
The proposal’s request for an independent third-party report seeks to supplant the judgments of the company’s compliance professionals, leadership and the board in deciding how best to navigate this complex, industry-wide effort. The requested report probes deeply into day-to-day business and compliance matters, which TI is managing appropriately and over which the board’s audit committee is exercising effective oversight.
We have long been committed to operating our business with high standards, and we take seriously the issue of illicit diversion and misuse of our products in conflict-affected and high-risk areas. This commitment is reflected by the significant investment we have made in implementing our robust, global compliance program.
Given the significant time and resources the company invests in combatting illicit diversion and the improper use of its products, the board of directors recommends a vote against this ballot item.
Additional information
Voting securities
As stated in the notice of annual meeting, holders of record of the common stock at the close of business on February 28, 2024, may vote at the meeting or any adjournment of the meeting. As of February 28, 2024, 910,055,750 shares of TI common stock were outstanding. This is the only class of capital stock entitled to vote at the meeting. Each holder of common stock has one vote for each share held.
Security ownership of certain beneficial owners
The following table shows the only persons who have reported beneficial ownership of more than 5% of the common stock of the company by virtue of filing a Schedule 13G with the SEC. Persons generally “beneficially own” shares if they have the right to either vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

Name and Address	Shares Owned at December 31, 2023	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	90,033,191 (1)	9.91%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	76,795,073 (2)	8.5%
(1)According to its Schedule 13G/A filing, The Vanguard Group has shared voting power for 1,168,090 shares, sole dispositive power for 86,012,274 shares and shared dispositive power for 4,020,917 shares.
2024 PROXY STATEMENT • PAGE 68

(2)According to its Schedule 13G/A filing, BlackRock, Inc. has sole voting power for 69,978,094 shares and sole dispositive power for 76,795,073 shares.
Security ownership of directors and management
The following table shows the beneficial ownership of TI common stock by directors, the named executive officers and all executive officers and directors as a group. Each director and named executive officer has sole voting and investment power with respect to the shares owned, except as to the interests of spouses or as otherwise indicated. No director or executive officer has pledged shares of TI common stock.

Name	Shares Owned at December 31, 2023	Percent of Class
Directors (1)
Mark A. Blinn (2)	42,020	*
Todd M. Bluedorn	22,752	*
Janet F. Clark	39,738	*
Carrie S. Cox	56,260	*
Martin S. Craighead	34,614	*
Reginald DesRoches	**	*
Curtis C. Farmer	1,605	*
Jean M. Hobby	27,678	*
Haviv Ilan	588,707	*
Ronald Kirk	61,939	*
Pamela H. Patsley	124,448	*
Robert E. Sanchez	74,079	*
Richard K. Templeton (3)	3,520,205	*

Management (4)
Rafael R. Lizardi	276,638	*
Hagop H. Kozanian	172,693	*
Kyle M. Flessner	287,495	*
Amichai Ron	183,701	*
All executive officers and directors as a group (5)	6,214,657	*
*    Less than 1%
**    On March 1, 2024, the date of his election to the board, Dr. DesRoches received a restricted stock unit grant with a value of $200,000 pursuant to the terms of the Texas Instruments 2018 Director Compensation Plan.
2024 PROXY STATEMENT • PAGE 69

(1)    Included in the shares owned shown above are:

Directors	Shares Obtainable within 60 Days	RSUs (Shares) (a)	Shares Credited to Deferred Compensation Accounts (b)
Mark A. Blinn	4,615	11,773	10,586
Todd M. Bluedorn	16,386	2,502	—
Janet F. Clark	22,451	9,516	7,771
Carrie S. Cox	16,386	32,662	4,073
Martin S. Craighead	12,080	2,502	—
Reginald DesRoches	—	(c)	—
Curtis C. Farmer	—	1,086	519
Jean M. Hobby	22,451	2,502	—
Haviv Ilan	467,513	98,127	—
Ronald Kirk	42,980	2,502	5,322
Pamela H. Patsley	32,441	4,502	59,345
Robert E. Sanchez	42,980	9,369	11,324
Richard K. Templeton	2,408,083	301,374	—
(a)The non-employee directors’ RSUs granted before 2007 are settled in TI common stock generally upon the director’s termination of service provided he or she has served at least eight years or has reached the company’s retirement age for directors. RSUs granted after 2006 are settled in TI common stock generally upon the fourth anniversary of the grant date.
(b)The shares in deferred compensation accounts are issued following the director’s termination of service.
(c)On March 1, 2024, the date of his election to the board, Dr. DesRoches received a restricted stock unit grant with a value of $200,000 pursuant to the terms of the Texas Instruments 2018 Director Compensation Plan.
(2)    Includes 15,046 shares held in a trust for which Mr. Blinn shares voting and investment power.
(3)    Includes 12,999 shares credited to Mr. Templeton’s 401(k) and profit sharing accounts. Also includes 48,840 shares held in trusts and 649,681 shares held by the Richard and Mary Templeton Foundation, a charitable foundation, for each of which Mr. Templeton shares voting and investment power. Mr. Templeton has no pecuniary interest in the Foundation’s shares.
(4)    Included in the shares owned shown above are:

Executive Officer	Shares Obtainable within 60 Days	Shares Credited to 401(k) Account	RSUs (Shares)
Rafael R. Lizardi	178,713	—	47,048
Hagop H. Kozanian	117,078	—	49,954
Kyle M. Flessner	211,201	—	50,515
Amichai Ron	133,654	—	41,753
(5)    Includes:
(a)4,234,199 shares obtainable within 60 days;
(b)12,999 shares credited to 401(k) accounts;
(c)821,190 shares subject to RSU awards; for the terms of these RSUs, see page 50; and
(d)98,940 shares credited to certain non-employee directors’ deferred compensation accounts; shares in deferred compensation accounts are issued following a director’s termination of service.
Related person transactions
Because we believe that company transactions with directors and executive officers of TI or with persons related to TI directors and executive officers present a heightened risk of creating or appearing to create a conflict of interest,
2024 PROXY STATEMENT • PAGE 70

we have a written related person transaction policy that has been approved by the board of directors. The policy states that TI directors and executive officers should obtain the approvals or ratifications specified below in connection with any related person transaction. The policy applies to transactions in which:
1.    TI or any TI subsidiary is or will be a participant;
2.    The amount involved exceeds or is expected to exceed $120,000 in a fiscal year; and
3.    Any of the following (a “related person”) has or will have a direct or indirect interest:
(a)A TI director or executive officer or an Immediate Family Member of a director or executive officer;
(b)A stockholder owning more than 5% of the common stock of TI or an Immediate Family Member of such stockholder, or, if the 5% stockholder is not a natural person, any person or entity designated in the Form 13G or 13D filed under the SEC rules and regulations by the 5% stockholder as having an ownership interest in TI stock (individually or collectively, a “5% holder”); or
(c)An entity in which someone listed in (a) above has a 5% or greater ownership interest, by which someone listed in (a) is employed, or of which someone listed in (a) is a director, principal or partner.
For purposes of the policy, an “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of a TI director, executive officer or 5% holder.
The policy specifies that a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions or arrangements.
The required approvals are as follows:

Arrangement Involving:	Approval Required by:
Executive officer who is also a member of the TI board, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5% or greater ownership interest	GSR committee
Chair of the GSR committee, chief compliance officer, any of his or her Immediate Family Members, or an entity in which any of the foregoing has a 5% or greater ownership interest	GSR committee
Any other director or executive officer, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5% or greater ownership interest	Chief compliance officer in consultation with the chair of the GSR committee
A 5% holder	GSR committee
No member of the GSR committee will participate in the consideration of a related person arrangement in which such member or any of his or her Immediate Family Members is the related person.
The approving body or persons will consider all of the relevant facts and circumstances available to them, including (if applicable) but not limited to the benefits to the company of the arrangement; the impact on a director’s independence; the availability of other sources for comparable products or services; the terms of the arrangement; and the terms available to unrelated third parties or to employees generally. The primary consideration is whether the transaction between TI and the related person (i) was the result of undue influence from the related person or (ii) could adversely influence or appear to adversely influence the judgment, decisions or actions of the director or executive officer in meeting TI responsibilities or create obligations to other organizations that may come in conflict with responsibilities to TI.
No related person arrangement will be approved unless it is determined to be in, or not inconsistent with, the best interests of the company and its stockholders, as the approving body or persons shall determine in good faith.
2024 PROXY STATEMENT • PAGE 71

The chief compliance officer will provide periodic reports to the committee on related person transactions. Any related person transaction brought to the attention of the chief compliance officer or of which the chief compliance officer becomes aware that is not approved pursuant to the process set forth above shall be terminated as soon as practicable.
The board has determined that the following types of transactions pose little risk of a conflict of interest and therefore has deemed them approved:
•Compensation paid to a TI director or executive officer for services as such, or where the sole interest in a related person transaction of a TI director, executive officer or 5% holder is their position as such;
•Transactions where the rates or charges involved are determined by competitive bids, involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
•Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;
•Interests of a related person arising only from:
◦the direct or indirect ownership in another party to the transaction and that ownership, when combined with the ownership of all the other individuals specified in 3(a)-(c) above, is less than 5% of the outstanding equity of such party;
◦an interest as a limited partner in a partnership, and that ownership interest, when combined with all the other ownership interests of the other individuals specified in 3(a)-(c) above, is less than 5% of the total ownership interest of the limited partnership;
◦their position as a director of another corporation or organization;
◦the ownership of TI stock and all holders of that class of stock receive the same benefit on a pro rata basis;
•Transactions in the ordinary course of business where the only relationship of a TI director or executive officer or their Immediate Family Member is as an employee (other than an executive officer) and/or less than a 10% beneficial owner of the other entity if (i) the TI director or executive officer is not involved in negotiating the terms of the transaction and (ii) amounts involved for the fiscal year do not exceed the greater of $200,000 or 2% of the entity’s consolidated gross revenues for that year;
•Charitable contributions, grants or endowments by TI or the TI Foundation to an entity where the only relationship of the TI director or executive officer or their Immediate Family Member is as a trustee or employee (other than as an executive officer) if the aggregate payments for the fiscal year do not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues for that year. “Payments” exclude payments arising solely from investments in TI stock, payments under the TI Director Award Program and payments under non-discretionary charitable contribution matching programs; and
•Transactions involving the employment of an Immediate Family Member of a TI director or executive officer if such director or executive officer does not participate in the decisions regarding the hiring, performance evaluation or compensation of the Immediate Family Member and such hiring, performance evaluation or compensation is determined on a basis consistent with TI’s human resources policies.
Compensation committee interlocks and insider participation
During 2023, Messrs. Craighead, Blinn and Kirk and Mses. Cox and Patsley served on the compensation committee. No committee member (i) was an officer or employee of TI, (ii) was formerly an officer of TI or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions (Item 404 of Regulation S-K). No executive officer of TI served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our board of directors or a member of the compensation committee.
Cost of solicitation
The solicitation is made on behalf of our board of directors. TI will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to beneficial holders of our shares.
2024 PROXY STATEMENT • PAGE 72

Without receiving additional compensation, directors, officers and employees of TI may solicit proxies personally by telephone, fax or email from some stockholders if proxies are not promptly received. We have also hired Georgeson LLC to assist in the solicitation of proxies at a cost of $13,500 plus out-of-pocket expenses.
Stockholder proposals and nominations for 2025
The table below shows the deadlines for stockholders to submit proposals or director nominations for next year’s annual meeting.

	Proposals for Inclusion in 2025 Proxy Materials	Director Nominees for Inclusion in 2025 Proxy Materials (Proxy Access)	Other Proposals/Nominees to be Presented at 2025 Annual Meeting (and Not for Inclusion in Proxy Materials)
When proposal must be received by Texas Instruments	On or before November 12, 2024	No earlier than October 13, 2024, and no later than November 12, 2024	No earlier than December 26, 2024, and no later than January 25, 2025

In addition to satisfying the requirements of the company’s by-laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than board’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Any proposals, nominations or notices are to be sent to Texas Instruments Incorporated, 12500 TI Boulevard, MS 8658, Dallas, TX 75243, Attn: Secretary.
We reserve the right to reject, rule out of order or take any other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
Benefit plan voting
A participant in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan is a “named fiduciary” under the plans and is entitled to direct the voting of shares allocable to his or her accounts under these plans. The trustee administering the plan will vote the shares in accordance with the named fiduciary’s instructions. Instructing the trustee on the voting of shares held for the accounts should be done by April 22, 2024, in the manner described in the notice of annual meeting.
Additionally, participants under the plans are designated as “named fiduciaries” for the purpose of voting TI stock held under the plans for which no voting direction is received. TI shares held by the TI 401(k) savings plans for which no voting instructions are received by April 22, 2024, will be voted in the same proportions as the shares in the plans for which voting instructions have been received by that date unless otherwise required by law.
Delinquent Section 16(a) reports
Section 16(a) of the Securities Exchange Act requires certain persons, including the company’s directors and Section 16 officers, to file reports with the SEC regarding beneficial ownership of certain equity securities of the company. Based upon a review of reports filed with the SEC and written representations from the reporting persons, the company believes that all reports, other than as follows, during 2023 were timely filed by its directors and Section 16 officers. Due to administrative errors, there were four late filings for Kyle Flessner with respect to seven purchases occurring in 2021 and 2022 that were reported on Form 4 in 2023 and one late filing for Carrie Cox with respect to an exercise of options and resulting sale of shares in 2023.
2024 PROXY STATEMENT • PAGE 73

Telephone and internet voting
Registered stockholders and benefit plan participants. Stockholders with shares registered directly with Computershare (TI’s transfer agent) and participants who beneficially own shares in a TI benefit plan may vote telephonically by calling (800) 690-6903 (within the U.S. and Canada only, toll-free) or via the internet at www.proxyvote.com.
The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
Stockholders with shares registered in the name of a brokerage firm or bank. A number of brokerage firms and banks offer telephone and internet voting options. These programs may differ from the program provided to registered stockholders and benefit plan participants. Stockholders should check the information forwarded by the bank, broker or other holder of record to see which options are available.
Stockholders voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and internet access providers, that must be borne by the stockholder.
Stockholders sharing the same address
To reduce the expenses of delivering duplicate materials, we take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to stockholders who share an address unless otherwise requested. Stockholders who share an address with another stockholder and who received only one set of these materials may request a separate copy at no cost by calling Investor Relations at (214) 479-3773 or by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations. For future annual meetings, those stockholders may request separate materials, or request that we send only one set of materials if they are receiving multiple copies, by calling (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Internet availability of proxy materials
We are furnishing proxy materials to our stockholders primarily over the internet. A Notice of Internet Availability of Proxy Materials will be mailed to stockholders with instructions on how to access the proxy materials online. Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. Stockholders may also request electronic delivery by visiting https://enroll.icsdelivery.com/TXN. We encourage stockholders to take advantage of electronic delivery to help support our sustainability efforts and reduce the company’s printing and mailing costs.
2024 PROXY STATEMENT • PAGE 74

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 25, 2024. This 2024 proxy statement and the company’s 2023 annual report are accessible at www.proxyvote.com.
The company’s annual report on Form 10-K for the year ended December 31, 2023, which contains consolidated financial statements, accompanies this proxy statement. You may also obtain a copy of the company’s 2023 Form 10-K, including a list of exhibits and any exhibit specifically requested, without charge by writing to Investor Relations, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199. Our Form 10-K is also available in the “Investor Relations” section of our website at www.ti.com. The contents posted on our website are not incorporated by reference into this proxy statement.

Sincerely,

Cynthia Hoff Trochu Senior Vice President, Secretary and General Counsel
Dallas, Texas March 12, 2024

Notice regarding forward-looking statements
This proxy statement includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Statements herein that describe TI’s business strategy, ability to generate free cash flow in the future, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results and amounts to differ materially from those in forward-looking statements. For a detailed discussion of the risks and uncertainties, see the risk factors discussion in Item 1A of our annual report on Form 10-K for the year ended December 31, 2023. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
2024 PROXY STATEMENT • PAGE 75

Appendix A
TEXAS INSTRUMENTS 2024 LONG-TERM INCENTIVE PLAN
SECTION 1. Purpose
The Texas Instruments 2024 Long-Term Incentive Plan is intended as a successor plan to the Company’s 2009 Long-Term Incentive Plan and the predecessors thereto. This Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.
SECTION 2. Definitions
As used in the Plan, the following terms shall have the meanings set forth in this Section 2.
(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
(b) “Award” shall mean any award of an Option, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.
(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in electronic form.
(d) “Board” shall mean the board of directors of the Company.
(e) “Cause” shall have the meaning set forth in the Award Agreement, if any, or if not so defined, shall have the meaning determined by the Company in its sole discretion.
(f) “Change in Control” shall mean an event that will be deemed to have occurred:
(i) On the date any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding stock under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to be a Change in Control;
(ii) On the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; or
(iii) On the date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no Change in Control when there is such a sale or transfer to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (ii) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the outstanding stock of the Company; or (iv) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the outstanding stock of the Company.
(iv) For purposes of (i), (ii) and (iii) of this Section 2(f),
(A) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended;
(B) “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A; and
2024 PROXY STATEMENT • PAGE 76

(C) “Subsidiary” means any entity whose assets and net income are included in the consolidated financial statements of the Company audited by the Company’s independent auditors and reported to stockholders in the annual report to stockholders.
(v) Notwithstanding the foregoing, in no case will an event in (i), (ii) or (iii) of this Section 2(f) be treated as a Change in Control unless such event also constitutes a “change in control event” with respect to the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5) or any successor provision.
(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including any regulations or guidance issued thereunder.
(h) “Committee” shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.
(i) “Company” shall mean Texas Instruments Incorporated, together with any successor thereto.
(j) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(k) “Incentive Stock Option” shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.
(l) “Involuntary Termination” shall mean a separation from service, other than for Cause, due to the independent exercise of unilateral authority of the Company or any Affiliate to terminate the Participant’s services, other than due to the Participant’s implicit or explicit request, where the Participant was willing and able to continue to perform services, provided that such separation from service satisfies the requirements of Section 409A to the extent necessary.
(m) “Non-Qualified Stock Option” shall mean an option granted under Section 6 that is not intended to be an Incentive Stock Option.
(n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(o) “Other Stock-Based Award” shall mean any right granted under Section 10.
(p) “Participant” shall mean an individual granted an Award under the Plan.
(q) “Performance Unit” shall mean any right granted under Section 8.
(r) “Plan” shall mean this Texas Instruments 2024 Long-Term Incentive Plan, as may be amended from time to time.
(s) “Restricted Stock” shall mean any Share granted under Section 7.
(t) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) on the terms and conditions set forth in the Plan and the applicable Award Agreement.
(u) “Section 409A” shall mean Section 409A of the Code.
(v) “Shares” shall mean shares of the common stock of the Company, $1.00 par value.
(w) “Specified Employee” shall mean an employee who is a “specified employee” (as defined in Section 409A(2)(b)(i) of the Code) for the applicable period, as determined by the Committee in accordance with Treas. Reg. § 1.409A-1(i) or any successor provision.
(x) “Stock Appreciation Right” or “SAR” shall mean any right granted pursuant to Section 9 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise over (ii) the grant price of the right, which grant price, except in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on the date of grant of the right.
(y) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
2024 PROXY STATEMENT • PAGE 77

SECTION 3. Eligibility.
(a) Any individual who is employed by the Company or any Affiliate and any individual who provides services to the Company or any Affiliate as an independent contractor, including any officer or employee-director, shall be eligible to be selected to receive an Award under the Plan.
(b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of commencement of employment.
(c) Directors who are not full-time or part-time officers or employees are not eligible to receive Awards hereunder.
(d) Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.
SECTION 4. Administration.
(a) The Plan shall be administered by the Committee.
(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award, including any amendments or revisions thereto; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine, consistent with Section 11(f), whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, including adopting sub-plans and addenda for Participants outside the United States to achieve favorable tax results or facilitate compliance with applicable laws; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company or any Affiliate, the stockholders and the Participants.
SECTION 5. Shares Available for Awards.
(a) Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 33,000,000 shares.
(b) If, after the effective date of the Plan, (i) any Shares covered by an Award, or to which such an Award relates, are forfeited or (ii) any Award expires or is cancelled or otherwise terminated, then the number of Shares available for issuance under the Plan shall increase, to the extent of any such forfeiture, expiration, cancellation or termination. For purposes of this Section 5(b) awards and options granted under any previous option or long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall be treated as Awards. For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by: (i) the withholding of Shares as a result of the net settlement of an outstanding Option or SAR; (ii) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (iii) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.
(c) Any Shares underlying Substitute Awards shall not be counted against the Shares available for granting Awards.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.
(e) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-
2024 PROXY STATEMENT • PAGE 78

off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a), (ii) the number and type of Shares (or other securities, cash or property) subject to outstanding Awards, (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Any such adjustment with respect to a “stock right” outstanding under the Plan, as defined in Section 409A, shall be made in a manner that is intended to avoid the imposition of any additional tax or penalty under Section 409A.
SECTION 6. Options.
(a) The Committee is hereby authorized to grant Options to Participants with the terms and conditions described in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(c) The term of each Option shall be fixed by the Committee but shall not exceed 10 years; provided, however, that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.
(d) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, but the Company makes no representation that any options will qualify, or continue to qualify as an Incentive Stock Option and makes no covenant to maintain Incentive Stock Option status.
SECTION 7. Restricted Stock and Restricted Stock Units.
(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the terms and conditions described in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(d) Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
2024 PROXY STATEMENT • PAGE 79

SECTION 8. Performance Units.
(a) The Committee is hereby authorized to grant Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.
SECTION 9. Stock Appreciation Rights (SARs).
(a) The Committee is hereby authorized to grant SARs to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years; provided, however, that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.
SECTION 10. Other Stock-Based Awards.
The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
SECTION 11. General Provisions Applicable to Awards.
(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with Section 11(f) and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or, with respect only to Awards other than Options and SARs, the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Unless the Committee shall otherwise determine, (i) no Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award,
2024 PROXY STATEMENT • PAGE 80

and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal, state or foreign securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(f) Unless the Committee expressly determines otherwise in the Award Agreement, any Award of an Option, SAR, or Restricted Stock is intended to qualify as a stock right exempt under Section 409A, and the Plan and each Award Agreement will be interpreted and administered in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirement of Section 409A, the Committee will have the authority to take such actions and make such changes to the Plan or Award Agreement deemed necessary to comply with Section 409A. Each payment made under an Award will be treated as a separate payment for purposes of Section 409A. Unless the Committee expressly determines otherwise in the Award Agreement, with respect to any other Award that would constitute deferred compensation within the meaning of Section 409A, the Award Agreement shall set forth the time and form of payment and the election rights, if any, of the holder in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A. Notwithstanding any provision of the Plan or any Award Agreement, if at the time of termination of a Participant’s employment or service with the Company the Participant is a Specified Employee and any payments upon such termination under the Plan or such Award Agreement would constitute deferred compensation within the meaning of Section 409A, the Participant will not be entitled to such payments until the earlier of (a) the date that is six months after such termination or (b) any earlier date that does not result in any additional tax or interest to such Participant under Section 409A. Any delayed payment to a Specified Employee will be made without interest. The Company makes no representation or covenant that any Award granted under the Plan will comply with Section 409A. In no event will the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages due to a failure to comply with Section 409A.
(g) The Committee shall not have the authority to provide in any Award granted hereunder for the automatic award of an Option upon the exercise or settlement of such Award.
(h) If a Participant experiences an Involuntary Termination within 24 months after a Change in Control, then,
(i) (A) in the case of an Option or SAR, the Option or SAR shall immediately become fully vested and exercisable, and (B) in the case of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based awards, any restrictions applicable to the Award shall lapse and the applicable Award shall immediately become fully vested , in each case upon the effective date of such termination;
(ii) to the extent permitted without additional tax or penalty by Section 409A, the shares underlying Restricted Stock Units, Performance Units or Other Stock-Based Awards held by the Participant will be issued on, or as soon as practicable (but no later than 60 days) after, the Participant’s Involuntary Termination; provided, however, that if the Participant is a Specified Employee upon such termination, the shares will be issued on, or as soon as practicable (but no more than 10 days) after, the first day of the seventh month following such Involuntary Termination; and
(iii) to the extent that the issuance of shares as specified in (ii) above is not permitted without additional tax or penalty by Section 409A, the Award will continue to full term and the shares will be issued at the issuance date specified in the Award Agreement as if the Participant were still an employee of the Company or any Affiliate on such date.
SECTION 12. Cancellation or Clawback of Awards.
(a) The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but are not limited to, termination with or without Cause, violation of Company policies,
2024 PROXY STATEMENT • PAGE 81

breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum stock ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b) The Committee shall have full authority to implement any policies and procedures necessary to comply with any reduction, cancellation, forfeiture or recoupment requirement imposed under any applicable laws, rules, regulations or stock exchange listing standards or under any associated Company recoupment policy, including, without limitation, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes, including Rule 10D-1 of the Exchange Act and Section 5608 of the Nasdaq Listing Rules. For the avoidance of doubt and notwithstanding anything to the contrary contained herein or otherwise, any Award shall be subject to any such policy or procedure, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Award or any Shares issued or cash received upon vesting, exercise or settlement of any such Award or sale of Shares underlying such Award.
SECTION 13. Amendment and Termination.
(a) Unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of The NASDAQ Stock Market or (ii) the consent of the affected Participants, if such action would materially adversely affect the rights of such Participants under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
(b) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that (i) no such action shall materially impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; (ii) except as provided in Section 5(e), no such action shall reduce the exercise price of any Option or SAR established at the time of grant thereof; and (iii) except in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), an Option or SAR may not be terminated in exchange for (x) a cash amount greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award (the “Award Value”), (y) another Option or SAR with an exercise price that is less than the exercise price of the cancelled Option or SAR, or (z) any other type of Award. For avoidance of doubt, in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), any Award may be terminated in exchange for a cash payment, and such payment is not required to exceed the Award Value. Notwithstanding the foregoing, the Committee may terminate Awards granted in any jurisdiction outside the United States prior to their expiration date for consideration determined by the Committee when, in the Committee’s judgment, the administrative burden of continuing Awards in such locality outweighs the benefit to the Company. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. The Committee also may modify any outstanding Awards to comply with Section 409A without consent from Participants. The Company makes no representation or covenant that any action taken pursuant to this Section 13(b) will comply with Section 409A.
(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. However, the Company makes no representation or covenants that Awards will comply with Section 409A.
(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
2024 PROXY STATEMENT • PAGE 82

SECTION 14. Miscellaneous.
(a) No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards, either collectively or individually, under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
(b) The Committee may delegate to another committee of the Board, one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any such delegation to management shall conform with the requirements of the General Corporation Law of Delaware, as in effect from time to time.
(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes (including income tax, social insurance contributions, payment on account and other taxes) due in respect of an Award, its exercise, or any payment or transfer of Shares, cash or property under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.
(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.
(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
SECTION 15. Effective Date of the Plan.
The Plan shall be effective as of the date of its approval by the stockholders of the Company.
SECTION 16. Term of the Plan.
No Award shall be granted under the Plan after April 25, 2034. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee and the Board under Section 13 to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and to amend the Plan, shall extend beyond such date.
2024 PROXY STATEMENT • PAGE 83

SECTION 17. Governing Law.
The Plan shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.
2024 PROXY STATEMENT • PAGE 84

TEXAS INSTRUMENTS INCORPORATED ATTN: ASSISTANT SECRETARY P.O. BOX 655474 MS 3999 DALLAS, TX 75265-5474
For registered shares, your proxy must be received by 11:59 p.m. (ET) on April 24, 2024.
For shares allocable to a benefit plan account, your proxy must be received by 11:59 p.m. (ET) on April 22, 2024.
VOTE BY INTERNET– Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the applicable cut-off date and time above. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until the applicable cut-off date and time above. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by the applicable date and time above.

STOCKHOLDER MEETING ADVANCE REGISTRATION
You must register and print your advance registration form at the stockholder meeting registration site: www.proxyvote.com. If you are unable to print your advance registration form, please call Stockholder Meeting Registration Phone Support (Toll Free) 1-844-318-0137 or (International Toll) 1-925-331-6070 for assistance.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY
TEXAS INSTRUMENTS INCORPORATED

The Board of Directors recommends you vote FOR each of the nominees for director.
1. Election of Directors
Nominees:	For	Against	Abstain
1a. Mark A. Blinn	☐	☐	☐
1b. Todd M. Bluedorn	☐	☐	☐
1c. Janet F. Clark	☐	☐	☐
1d. Carrie S. Cox	☐	☐	☐
1e. Martin S. Craighead	☐	☐	☐
1f. Reginald DesRoches	☐	☐	☐
1g. Curtis C. Farmer	☐	☐	☐
1h. Jean M. Hobby	☐	☐	☐
1i. Haviv Ilan	☐	☐	☐
1j. Ronald Kirk	☐	☐	☐
1k. Pamela H. Patsley	☐	☐	☐
1l. Robert E. Sanchez	☐	☐	☐
1m. Richard K. Templeton	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.
	For	Against	Abstain
2. Board proposal to approve the Texas Instruments 2024 Long-Term Incentive Plan.	☐	☐	☐

	For	Against	Abstain
3. Board proposal regarding advisory approval of the Company’s executive compensation.	☐	☐	☐

	For	Against	Abstain
4. Board proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposals 5 and 6.
	For	Against	Abstain
5. Stockholder proposal to permit a combined 15% of stockholders to call a special meeting.	☐	☐	☐

	For	Against	Abstain
6. Stockholder proposal to report on due diligence efforts to identify risks associated with product misuse.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2024
You are invited to attend the 2024 annual meeting of stockholders on Thursday, April 25, 2024, in the auditorium on our property at 12500 TI Boulevard, Dallas, Texas, at 8:30 a.m. (Central time). At the meeting we will consider the election of directors, approval of the Texas Instruments 2024 Long-Term Incentive Plan, advisory approval of the Company’s executive compensation, ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024, two stockholder proposals, if properly presented, and such other matters as may properly come before the meeting.
Electronic Delivery of Proxy Materials
We are pleased to offer stockholders the opportunity to receive future proxy mailings by email. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive proxy materials electronically in future years or enroll at https://enroll.icsdelivery.com/TXN.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2024 Notice and Proxy Statement and 2023 Annual Report are also available at www.proxyvote.com.

PROXY FOR ANNUAL MEETING
TO BE HELD APRIL 25, 2024
This proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints PAMELA H. PATSLEY, RICHARD K. TEMPLETON, HAVIV ILAN, CYNTHIA HOFF TROCHU, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 25, 2024, at 8:30 a.m. (Central time) and at any or all adjournments thereof, according to the number of shares of common stock that the undersigned would be entitled to vote if then personally present, in the election of directors, upon the board proposals and upon other matters properly coming before the meeting. If no contrary indication is made, this proxy will be voted FOR the election of each director nominee, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6. If other matters come before the meeting, this proxy will be voted in the discretion of the named proxies.
Should you have an account in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, this proxy represents the number of TI shares allocable to that plan account as well as other shares registered in your name. As a “named fiduciary” under the plans for TI shares allocable to that plan account and for shares for which no voting instructions are received, this proxy will serve as voting instructions for The Northern Trust Company, trustee for the plans, or its designee. The plans provide that the trustee will vote each participant’s shares in accordance with the participant’s instructions unless otherwise required by law. If the trustee does not receive voting instructions for TI shares under the plans by April 22, 2024, those shares will be voted, in accordance with the terms of plans, in the same proportion as the shares for which voting instructions have been received unless otherwise required by law. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion.
IMPORTANT – On the reverse side of this card are procedures on how to vote the shares.
Please consider voting by Internet or telephone.